================================================================================


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                    FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.,


                          VARIOUS LENDING INSTITUTIONS,


                             BANK OF AMERICA, N.A.,
                              as SYNDICATION AGENT,


                             BANKERS TRUST COMPANY,
                             as DOCUMENTATION AGENT,

                                       and


                           FIRST UNION NATIONAL BANK,
                             as ADMINISTRATIVE AGENT


                  ---------------------------------------------

                          FIRST UNION SECURITIES, INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                                 as CO-ARRANGERS
                                       and
                                CO-BOOK MANAGERS

                      ------------------------------------

                          Dated as of October 20, 1999,
                           as Amended and Restated as
                               of March 27, 2000,
                                 and as further
                   Amended and Restated as of November 9, 2000
                      ------------------------------------


                                  $250,000,000

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----



SECTION 1. Definitions...................................................................................1


SECTION 2.  Amountand Terms of Credit...................................................................25

         2.01  Commitments..............................................................................25
         2.02  Minimum Borrowing Amounts, etc...........................................................26
         2.03  Notice of Borrowing......................................................................26
         2.04  Disbursement of Funds....................................................................27
         2.05  Register.................................................................................27
         2.06  Conversions..............................................................................28
         2.07  Pro Rata Borrowings......................................................................28
         2.08  Interest.................................................................................28
         2.09  Interest Periods.........................................................................29
         2.10  Increased Costs, Illegality, etc.........................................................30
         2.11  Compensation.............................................................................32
         2.12  Change of Lending Office.................................................................33
         2.13  Replacement of Lenders...................................................................33
         2.14  AdditionalRevolving Commitments..........................................................34

SECTION 3.  Lettersof Credit............................................................................35

         3.01  Lettersof Credit.........................................................................35
         3.02  MaximumLetter of Credit Outstandings; Final Maturities...................................37
         3.03  Letterof Credit Requests; Minimum Stated Amount..........................................37
         3.04  Letterof Credit Participations...........................................................37
         3.05  Agreementto Repay Letter of Credit Drawings..............................................39
         3.06  Increased Costs..........................................................................40

SECTION 4.  CommitmentCommission; Fees; Reductions of Commitment........................................41

         4.01  Fees.................................................................................... 41
         4.02  Voluntary Termination of Commitments.....................................................42
         4.03  Mandatory Reductions of Commitments, etc.................................................43

SECTION 5.  Payments....................................................................................44

         5.01  VoluntaryPrepayments.....................................................................44
         5.02  MandatoryRepayments......................................................................45
         5.03  Method and Place of Payment..............................................................48
         5.04  Net Payments.............................................................................49

SECTION 6. Conditions Precedent.........................................................................51

         6.01  Conditions Precedent to Restatement Effective Date.......................................51


                                      (i)

                                                                                                       PAGE
                                                                                                       ----

         6.02  Conditions Precedent to all Credit Events................................................55

SECTION 7. Representations, Warranties and Agreements...................................................56

         7.01  CompanyStatus............................................................................56
         7.02  Company Power and Authority..............................................................56
         7.03  NoViolation..............................................................................56
         7.04  Litigation...............................................................................56
         7.05  Use of Proceeds; Margin Regulations......................................................57
         7.06  Governmental Approvals...................................................................57
         7.07  Investment Company Act...................................................................57
         7.08  Public Utility Holding Company Act.......................................................57
         7.09  True Disclosure..........................................................................57
         7.10  Financial Condition; Financial Statements................................................58
         7.11  TheSecurity Documents....................................................................58
         7.12  Tax Returns and Payments.................................................................59
         7.13  Compliance with ERISA....................................................................59
         7.14  Subsidiaries.............................................................................60
         7.15  Intellectual Property....................................................................60
         7.16  Environmental Matters....................................................................60
         7.17  Labor Relations..........................................................................61
         7.18  Compliance with Statutes, etc............................................................61
         7.19  Indebtedness.............................................................................61
         7.20  Insurance................................................................................61

SECTION 8. Affirmative Covenants........................................................................61

         8.01  Information Covenants....................................................................62
         8.02  Books, Records and Inspections...........................................................63
         8.03  Insurance................................................................................63
         8.04  Payment of Taxes.........................................................................64
         8.05  Corporate Franchises.....................................................................64
         8.06  Compliance with Statutes, etc............................................................64
         8.07  ERISA....................................................................................64
         8.08  Good Repair..............................................................................65
         8.09  End of Fiscal Years; Fiscal Quarters.....................................................65
         8.10  Approvals................................................................................66

ECTION 9. Negative Covenants............................................................................66

       9.01  Business...................................................................................66
       9.02  Consolidation, Merger, Sale or Purchase of Assets, etc.....................................66
       9.03  Liens......................................................................................67
       9.04  Indebtedness...............................................................................69
       9.05  Capital Expenditures.......................................................................71
       9.06  Advances, Investments and Loans............................................................72
       9.07  Limitation on Creation of Subsidiaries.....................................................73
       9.08  Modifications..............................................................................73




                                     (ii)

                                                                                                       PAGE
                                                                                                       ----

         9.09  Dividends, etc...........................................................................73
         9.10  Transactions with Affiliates.............................................................75
         9.11  MinimumConsolidated Revenue..............................................................75
         9.12  MinimumConsolidated EBITDA...............................................................76
         9.13  ConsolidatedSenior Debt to Capitalization Ratio..........................................76
         9.14  ConsolidatedDebt to Capitalization Ratio.................................................76
         9.15  InterestCoverage Ratio...................................................................76
         9.16  Leverage Ratio...........................................................................77
         9.17  Fixed Charge Ratio.......................................................................77
         9.18  Limitation On Issuance of Subsidiary Stock...............................................77
         9.19  Limitation on Assets of the Unrestricted Subsidiary......................................78

SECTION 10.Events of Default............................................................................78

         10.01 Payments..................................................................................78
         10.02 Representations, etc......................................................................78
         10.03 Covenants.................................................................................78
         10.04 Default Under Other Agreements............................................................78
         10.05 Bankruptcy, etc...........................................................................79
         10.06 ERISA.....................................................................................79
         10.07 Security Documents........................................................................80
         10.08 Amended and Restated Subsidiary Guaranty..................................................80
         10.09 Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement..........80
         10.10 Judgments.................................................................................80
         10.11 Change of Control.........................................................................80
         10.12 Positive EBITDA...........................................................................80
         10.13 Amendment to the Parent Credit Agreement..................................................80

SECTION 11. The Administrative Agent.....................................................................82

         11.01 Appointment...............................................................................82
         11.02 Nature of Duties..........................................................................82
         11.03 Lack of Reliance on the Administrative Agent..............................................82
         11.04 Certain Rights of the Administrative Agent................................................83
         11.05 Reliance..................................................................................83
         11.06 Indemnification...........................................................................83
         11.07 The Administrative Agent in its Individual Capacity.......................................83
         11.08 Holders of Notes..........................................................................84
         11.09 Resignation by the Administrative Agent...................................................84
         11.10 Bankof America............................................................................84

SECTION 12. Miscellaneous................................................................................85

         12.01 Payment of Expenses, etc..................................................................85
         12.02 Right of Setoff...........................................................................85
         12.03 Notices...................................................................................86
         12.04 Benefit of Agreement; Assignments and Participants........................................86
         12.05 No Waiver; Remedies Cumulative............................................................88



                                     (iii)

                                                                                                       PAGE
                                                                                                       ----


         12.06 Payments Pro Rata.........................................................................88
         12.07 Calculations; Computations................................................................89
         12.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial....................89
         12.09 Counterparts..............................................................................90
         12.10 Effectiveness.............................................................................90
         12.11 Headings Descriptive......................................................................90
         12.12 Amendment or Waiver.......................................................................90
         12.13 Survival..................................................................................91
         12.14 Domicile of Revolving Loans...............................................................91
         12.15 Confidentiality...........................................................................91
         12.16 Lender Register...........................................................................92
         12.17 Amendment and Restatement of Existing Credit Agreement....................................92


ANNEX I       --     Commitments
ANNEX II      --     Addresses
ANNEX III     --     ERISA
ANNEX IV      --     Subsidiaries
ANNEX V       --     Existing Indebtedness
ANNEX VI      --     Insurance
ANNEX VII     --     Existing Liens
ANNEX VIII    --     Existing Investments
ANNEX IX      --     Affiliate Transactions
ANNEX X       --     Existing Letters of Credit
ANNEX XI      --     Approvals

EXHIBIT A     --     Form of Notice of Borrowing/Conversion
EXHIBIT B-1   --     Form of Revolving Note
EXHIBIT B-2   --     Form of Term Note
EXHIBIT C     --     Form of Letter of Credit Request
EXHIBIT D     --     Form of Section 5.04 Certificate
EXHIBIT E     --     Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
EXHIBIT F     --     Form of Officer's Certificate
EXHIBIT G     --     Form of Amended and Restated Subsidiary Guaranty
EXHIBIT H     --     Form of Amended and Restated Pledge Agreement
EXHIBIT I     --     Form of Amended and Restated Security Agreement
EXHIBIT J     --     Form of Solvency Certificate
EXHIBIT K     --     Form of Amended and Restated Preferred Stock Issuance and
                     Capital Contribution Agreement
EXHIBIT L     --     Form of Amended and Restated Tax Sharing Agreement
EXHIBIT M     --     Form of Assignment Agreement
EXHIBIT N     --     Form of Parent Preferred Stock Certificate of Designation
EXHIBIT O     --     Form of Compliance Certificate
EXHIBIT P     --     Form of Additional Revolving Commitment Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000, among FAIRPOINT COMMUNICATIONS SOLUTIONS CORP. (formerly known as FairPoint Communications Corp.), a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), BANC OF AMERICA SECURITIES LLC and FIRST UNION SECURITIES, INC., as Co-Arrangers and Co-Book Managers (each, a "Co-Arranger" and together, the "Co-Arrangers"), BANK OF AMERICA, N.A., as Syndication Agent (the "Syndication Agent"), BANKERS TRUST COMPANY, as Documentation Agent (the "Documentation Agent"), and FIRST UNION NATIONAL BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1 are used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, the Borrower, the Lenders, the Co-Arrangers, the Syndication Agent and the Administrative Agent are party to a Credit Agreement, dated as of October 20, 1999, as amended as of January 11, 2000, and as further amended and restated as of March 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Existing Credit Agreement"); and

                  WHEREAS, the parties hereto wish to further amend and restate the Existing Credit Agreement as herein provided;

                  NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Additional Revolving Commitment" shall mean, for each Additional RL Lender, any commitment to make Revolving Loans by such Additional RL Lender pursuant to Section 2.14, in such amount as agreed to by such Additional RL Lender in the respective Additional Revolving Commitment Agreement; PROVIDED that on the Additional Revolving Commitment Date upon which an Additional Revolving Commitment of any Additional RL Lender becomes effective, such Additional Revolving Commitment of such Additional RL Lender shall be added to (and thereafter become a part of) the Revolving Commitment of such Additional RL Lender for all purposes of this Agreement as contemplated by
Section 2.14.

                  "Additional Revolving Commitment Agreement" shall mean an Additional Revolving Commitment Agreement substantially in the form of Exhibit P (appropriately completed).

                  "Additional Revolving Commitment Date" shall mean each date upon which an Additional Revolving Commitment under an Additional Revolving Commitment Agreement becomes effective as provided in Section 2.14(b).

                  "Additional RL Lender" shall have the meaning provided in
Section 2.14(b).

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" shall mean and include the Administrative Agent and the Syndication Agent.

                  "Aggregate Unutilized Commitment" of any Lender at any time shall mean the sum of such Lender's Unutilized Revolving Commitment and Term Commitment at such time.

                  "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be from time to time further modified, amended, amended and restated and/or supplemented.

                  "Amended and Restated Pledge Agreement" shall have the meaning provided in Section 6.01(i).

                  "Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement" shall have the meaning provided in Section 6.01(n).

                  "Amended and Restated Security Agreement" shall have the meaning provided in Section 6.01(j).

                  "Amended and Restated Subsidiary Guaranty" shall have the meaning provided in Section 6.01(h).

                  "Amended and Restated Tax Sharing Agreement" shall have the meaning provided in Section 6.01(o)

                  "Applicable CC Percentage" shall mean the applicable percentage per annum set forth below based on the Pricing Level ("Pricing Level") then in effect:

                              Applicable CC
                                Commitment
    Pricing Level               Percentage
       Level I                    1.50%
       Level II                   1.25%
      Level III                    .75%

                  For purposes of the foregoing table:

                  "Pricing Level I" shall mean any fiscal quarter when the sum of (A) the average aggregate principal amount of all Loans outstanding during such fiscal quarter and (B) the average Letter of Credit Outstandings during such quarter is less than 33 1/3% of the sum of (A) the aggregate outstanding principal amount of all Term Loans at the end of such fiscal quarter and (B) the Total Commitment at the end of such fiscal quarter.

                  "Pricing Level II" shall mean any fiscal quarter when the sum of (A) the average aggregate principal amount of all Loans outstanding during such fiscal quarter and (B) the average Letter of Credit Outstandings during such fiscal quarter is equal to or greater than 33 1/3% and less than 66 2/3% of the sum of (A) the aggregate outstanding principal amount of all Term Loans at the end of such fiscal quarter and (B) the Total Commitment at the end of such fiscal quarter.

                  "Pricing Level III" shall mean any fiscal quarter when the sum of (A) the average aggregate principal amount of all Loans outstanding during such fiscal quarter and (B) the average Letter of Credit Outstandings during such fiscal quarter is equal to or greater than 66 2/3% of the sum of (A) the aggregate outstanding principal amount of all Term Loans at the end of such fiscal quarter and (B) the Total Commitment at the end of such fiscal quarter.

                  "Applicable Margin" shall mean (i) during Phase I, a percentage per annum equal to, in the case of (A) Base Rate Loans, 3.25% or (B) Eurodollar Loans, 4.25% and (ii) after Phase I, from and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating a different margin than that described in the immediately preceding clause (i) above (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

 ----------------------- --------------------------- ---------------------------
                           APPLICABLE MARGIN FOR      APPLICABLE MARGIN FOR BASE
                               EURODOLLAR LOANS               RATE LOANS
     LEVERAGE RATIO
 ----------------------- --------------------------- ---------------------------
 ----------------------- --------------------------- ---------------------------
 greater than or equal
 to
 5.50:1.00                         3.75%                        2.75%
 ----------------------- --------------------------- ---------------------------
 ----------------------- --------------------------- ---------------------------
 greater than or equal
 to
 4.50:1.00 but
 less than
 5.50:1.00                         3.50%                        2.50%
 ----------------------- --------------------------- ---------------------------
 ----------------------- --------------------------- ---------------------------
 greater than or
 equal to
 3.50:1.00  but
 less than
 4.50:1.00                         3.25%                        2.25%
 ----------------------- --------------------------- ---------------------------
 ----------------------- --------------------------- ---------------------------
 less than
 3.50:1.00                         3.00%                        2.00%
 ----------------------- --------------------------- ---------------------------

                  The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by a senior financial officer of the Borrower to the Administrative Agent and the Lenders, within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a pro forma basis to give effect to any Permitted Acquisition effected on or prior to the date of the delivery of such certificate) and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); PROVIDED that at the time of the consummation of any Permitted Acquisition or disposition of a business, a senior financial officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a PRO fORMA basis as of the last day of the last Test Period ended prior to the date on which such Permitted Acquisition is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins (and thus commencing a new Start Date), the Applicable Margins shall be those set forth in the table above determined as if the Leverage Ratio were greater than 5.50:1.00 (such Applicable Margins as so determined, the "Highest Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be the Highest Applicable Margins (subject to further adjustment to the extent provided in Section 2.08(d)) at all times during Phase II during which there shall exist any Default or Event of Default.

                  "Approved Bank" shall have the meaning provided in the definition of Cash Equivalents.

                  "Asset Sale" shall mean and include the sale, transfer or other disposition by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment), but in all cases only to the extent that the aggregate Net Cash Proceeds of all such sales, transfers, dispositions and receipts in any fiscal year are in excess of $1,000,000.

                  "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit M (appropriately completed).

                  "Authorized Officer" shall mean any senior officer of the Borrower designated as an authorized officer in writing to the Administrative Agent by the Borrower.

                  "Bank of America" shall mean Bank of America, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" at any time shall mean the higher of (i) the Reference Rate and (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

                  "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "Business" shall have the meaning provided in Section 9.01.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York and Charlotte, North Carolina a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Business Plan" shall mean the Borrower's revised business expansion plan dated as of October 17, 2000, a copy of which was delivered to the Lenders prior to the Restatement Effective Date.

                  "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (v) above.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary of the Borrower from such Asset Sale.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.ss.9601 ET SEQ.

                  "Change of Control" shall mean at any time and for any reason
(a) prior to a Qualified IPO, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis in the aggregate of at least 50.1% of the total economic and voting interest in Parent's capital stock, (b) on and after a Qualified IPO, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (a) above) on a fully diluted basis of more than 25% of the total voting interest in the capital stock of Parent or
(ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office, (c) a "change of control" or similar event shall occur as provided in any other agreement governing or evidencing material Indebtedness (i) of the Borrower or (ii) of Parent resulting in an event of default thereunder or entitling any holder thereof to require repayment prior to its stated maturity or (d) Parent, together with the managers, officers, directors and employees of the Borrower and Parent, shall cease to directly or indirectly own at least 75% of the capital stock of the Borrower (although for purposes of this clause (d), the aggregate amount of capital stock of the Borrower permitted to be held by all such managers, officers, directors and employees may not exceed 15%).

                  "CLEC" shall mean one or more competitive local exchange carriers.

                  "Co-Arranger" shall have the meaning provided in the first paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section
5.02 or 10.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders.

                  "Commitment" shall mean any of the Commitments of any Lender, I.E., whether the Term Commitment or the Revolving Commitment.

                  "Commitment Commission" shall have the meaning provided in
Section 4.01(a).

                  "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

                  "Company Documents" shall mean, with respect to any Company, such Company's certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, partnership agreement or equivalent organizational documents of such Company.

                  "Compliance Certificate" shall mean a certificate duly executed in the form of Exhibit O.

                  "Consolidated Annualized EBITDA" shall mean, as of the last day of any fiscal quarter, (x) Consolidated EBITDA for the six months then ended multiplied by (y) two.

                  "Consolidated Annualized Fixed Charges" shall mean, as of the last day of any fiscal quarter, (x) Consolidated Fixed Charges for the six months then ended multiplied by (y) two.

                  "Consolidated Annualized Interest Expense" shall mean, as of the last day of any fiscal quarter, (x) Consolidated Interest Expense for the six months then ended multiplied by (y) two.

                  "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures (including all amounts expended under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, PROVIDED that Consolidated Capital Expenditures shall in any event
(x) exclude the purchase price paid in cash in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) pursuant to a Permitted Acquisition whether or not allocable to property, plant and equipment and (y) exclude amounts expended with insurance proceeds.

                  "Consolidated Cash Equity" shall mean, with respect to each issuance or sale of any equity by the Borrower or any capital contribution to the Borrower, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the Borrower from the respective sale or issuance of its equity or from the respective capital contribution, including any income taxes recoverable by Parent pursuant to the Amended and Restated Tax Sharing Agreement, which are recorded by the Borrower on its balance sheet as a receivable owed by Parent to the Borrower and paid in cash to the Borrower within 90 days thereof.

                  "Consolidated Debt" shall mean, as of any date of determination, without duplication (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, plus (ii) any Indebtedness for borrowed money of any other Person as to which the Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation) plus all contingent reimbursement obligations in respect of letters of credit (including Letters of Credit).

                  "Consolidated Debt to Capitalization Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Debt on such date less (ii) the amount, if positive, of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to (y) Total Capitalization on such date.

                  "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) the non-cash portion of any retirement, pension plan or deferred compensation expense incurred by the Borrower or any of its Subsidiaries, (v) depreciation expense and (vi) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting LESS the sum of
(i) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP, and (ii) any cash payment in such period that was made in respect of any non-cash deferred compensation expense incurred in a previous period but only to the extent that at or about the same time as such cash payment is made the Borrower does not receive a cash reimbursement in a like amount; PROVIDED that Consolidated EBITDA for any such period during which a Permitted Acquisition was consummated or a disposition of a business was effected shall be determined on a PRO FORMA basis as if such Permitted Acquisition were consummated or disposition effected, as the case may be, on the first day of such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period,
(ii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the Term Loans and the principal component of all Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period (as determined on the first day of such period),
(iii) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of income taxes or income tax liabilities for such period, (iv) the amount of all Consolidated Capital Expenditures made by the Borrower and its Subsidiaries for such period and (v) the amount of all cash earn-out payments, deferred purchase price payments and similar payments made (or required to be made) by the Borrower and its Subsidiaries for such period in respect of acquisitions effected prior to the Restatement Effective Date.

                  "Consolidated Gross PP&E" shall mean, at any time, the aggregate book value of the property, plant and equipment (before depreciation) of the Borrower and its Subsidiaries at such time on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including the portion that is attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense).


                  "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded from the calculation thereof (without duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                  "Consolidated Revenue" shall mean, for any period, the aggregate stated Statement of Operations amount of all revenue of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

                  "Consolidated Senior Debt" shall mean, at any time, (i) Consolidated Debt at such time less (ii) any such Consolidated Debt that constitutes Permitted Subordinated Debt and/or Permitted Refinancing Indebtedness.

                  "Consolidated Senior Debt to Capitalization Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Senior Debt on such date, less (ii) the amount, if positive, of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to (y) Total Capitalization.

                  "Consolidated Senior Debt to Gross PP&E Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Senior Debt on such date, less (ii) the amount, if positive, of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to (y) Consolidated Gross PP&E.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Conversion/Contribution Certificate" shall have the meaning provided in Section 5.02(l).

                  "Conversion Option" shall have the meaning provided in Section 5.02(k).

                  "Conversion Option Termination Date" shall mean that date after the Restatement Effective Date which is the earlier of (i) the date on which the Borrower submits a Compliance Certificate indicating that the Borrower has achieved two consecutive fiscal quarters of positive EBITDA or (ii) the date that the Borrower shall have received at least $315,000,000 of Consolidated Cash Equity from Parent in excess of that amount theretofore contributed by Parent to the Borrower as of the Restatement Effective Date.

                  "Credit Documents" shall mean this Agreement and after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, the Amended and Restated Subsidiary Guaranty, each Security Document and each Additional Revolving Commitment Agreement.

                  "Credit Event" shall mean the making of any Loans or the issuance of any Letters of Credit.

                  "Credit Party" shall mean Parent, the Borrower and each Subsidiary of the Borrower party to a Credit Document.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividends" shall have the meaning provided in Section 9.09.

                  "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 3.05(b).

                  "EBITDA Cure" shall have the meaning provided in Section 10.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in SEC Regulation D.

                  "End Date" shall have the meaning provided in the definition of Applicable Margin.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 eT SEq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 ET seq.; the Clean Air Act, as amended, 42 U.S.C. ss. 7601 eT SEq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300F ET seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code and with respect to Sections 412 and 4971 of the Code and Section 302 of ERISA, Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by First Union for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the relevant Eurodollar Loan with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in
Section 10.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Consolidated EBITDA for such period, minus (b) the sum of
(i) provisions for cash income taxes based on income for such period, (ii) Consolidated Interest Expense for such period, (iii) Consolidated Capital Expenditures made by the Borrower and its Subsidiaries during such period, and
(iv) the aggregate amount of required principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries during such period (other than repayments of Revolving Loans, PROVIDED that repayments of Revolving Loans shall be deducted in determining Excess Cash Flow if such repayments were made as a voluntary prepayment with internally generated funds (but only to the extent accompanied by a voluntary reduction to the Total Revolving Commitment)).

                  "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending on December 31, 2002).

                  "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement, as in effect immediately prior to the Restatement Effective Date.

                  "Existing Credit Documents" shall mean the Existing Credit Agreement, each promissory note executed and delivered pursuant to the Existing Credit Agreement, the Existing Preferred Stock Issuance and Capital Contribution Agreement, the Existing Subsidiary Guaranty and each Existing Security Document.

                  "Existing Indebtedness" shall have the meaning provided in
Section 7.19.

                  "Existing Lender" shall mean each of the lenders party to the Existing Credit Agreement on the Restatement Effective Date.

                  "Existing Letter of Credit" shall have the meaning provided in section 3.01(c).

                  "Existing Pledge Agreement" shall mean the Pledge Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

                  "Existing Preferred Stock Issuance and Capital Contribution Agreement" shall mean the Preferred Stock Issuance and Capital Contribution Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

                  "Existing Revolving Loan" shall mean each "Revolving Loan" under, and as defined in, the Existing Credit Agreement outstanding on the Restatement Effective Date.

                  "Existing Subsidiary Guaranty" shall mean the Subsidiary Guaranty executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

                  "Existing Security Agreement" shall mean the Security Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

                  "Existing Security Document" shall mean and include each of the Existing Security Agreement and the Existing Pledge Agreement.

                  "FCC" shall mean the Federal Communications Commission and any successor regulatory body.

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 4.01.

                  "Final Maturity Date" shall mean 364 days from the Restatement Effective Date; PROVIDED that upon receiving the approvals to be obtained pursuant to Section 8.10(i), the Final Maturity Date shall be extended to November 9, 2007.

                  "First Union" shall mean First Union National Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Fronting Fee" shall have the meaning provided in Section 4.01(c).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Sections
9.11 through 9.17, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                  "Hazardous Materials" shall mean (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and radon gas; (b) any chemicals, materials or substance defined as or included in the definition of "hazardous substances," "hazardous waste", "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any governmental authority.

                  "Highest Applicable Margin" shall have the meaning provided in the definition of Applicable Margin.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the lesser of the fair market value of such property or the amount of such indebtedness), (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements, (viii) all accounts payable of the Borrower and its Subsidiaries not paid within 90 days of the date such amounts are due and payable and not contested by the Borrower or its Subsidiaries and (ix) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute

Indebtedness and are otherwise permitted hereunder), PROVIDED that Indebtedness shall not include trade payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

                  "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 2.09.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary of the Borrower against fluctuations in interest rates.

                  "Issuing Lender" shall mean First Union.

                  "Kelso" shall mean, collectively, Kelso Investment Associates V, L.P., a Delaware limited partnership, and Kelso Equity Partners V, L.P., a Delaware limited partnership.

                  "Kelso Affiliate" shall mean Kelso and each investment fund controlled by Kelso.

                  "L/C Supportable Obligations" shall mean obligations for which a Letter of Credit may be issued in accordance with Section 7.05(a).

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.04(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2 or 3.

                  "Lender Register" shall have the meaning provided in
Section 12.16.

                  "Letter of Credit" shall have the meaning provided in
Section 3.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 4.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning provided in
Section 3.03(a).

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Debt on such date LESS (ii) the amount, if positive, of the aggregate amount of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to (y) Consolidated Annualized EBITDA as of the last day of the fiscal quarter then or last ended.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall mean each Term Loan and each Revolving Loan.

                  "Management Affiliate" shall mean Messrs. Duda, Leach, Thomas, Johnson and Bergstein or (to the extent same are controlled by one or more of the foregoing Persons) JED Communications Associates, Inc.

                  "Management Services Agreement" shall mean the management agreement dated as of October 20, 1999 between the Borrower and Parent.

                  "Margin Stock" shall have the meaning provided in Regulation U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) (i) of the Borrower and its Subsidiaries taken as a whole or (ii) of Parent on a stand-alone basis; PROVIDED that the definition of Material Adverse Effect shall only include clause (ii) for the purposes of Section 6.01(e).

                  "Material Subsidiary" shall mean any Subsidiary having gross assets at any time with a value of at least 5% of consolidated gross assets of the Borrower and its Subsidiaries and/or gross revenues for the last four fiscal quarters of at least 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period.

                  "Minimum Borrowing Amount" shall mean in the case of Revolving Loans and Term Loans, $1,000,000.

                  "Moody's" shall have the meaning provided in the definition of Cash Equivalents.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset
Sale), and incremental taxes paid or payable as a result thereof.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

                  "90%-Owned Subsidiary" shall mean any Subsidiary of the Borrower to the extent at least 90% of the capital stock or other ownership interests in such Subsidiary is owned directly or indirectly by the Borrower.

                  "Non-Defaulting Lender" shall mean a Lender that is not a Defaulting Lender.

                  "Note" shall mean each Revolving Note and each Term Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 2.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at One First Union Center, 201 S. College Street, CP-06, Charlotte, North Carolina 28288-0760 or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Parent" shall mean FairPoint Communications, Inc. (formerly known as MJD Communications, Inc.), a Delaware corporation.

                  "Parent Credit Agreement" shall mean the credit agreement among Parent, various lenders party thereto, Bank of America, N.A., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, dated as of March 30, 1998 (as such agreement may be amended, supplemented or modified from time to time).

                  "Parent Preferred Stock" shall mean preferred stock of Parent issued pursuant to the Certificate of Designation attached hereto as Exhibit N.

                  "Participant" shall have the meaning provided in Section 3.04.

                  "Payment Office" shall mean the office of the Administrative Agent located at One First Union Center, 201 S. College Street, CP-06, Charlotte, North Carolina 28288-0760 or such other office as the Administrative Agent may designate to the Borrower and the Lenders in writing from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquired Debt" shall mean Indebtedness of a Subsidiary acquired after the Restatement Effective Date pursuant to a Permitted Acquisition, to the extent such Indebtedness was outstanding prior to the consummation of the Permitted Acquisition and remains outstanding as Indebtedness of the respective Subsidiary after giving effect thereto, provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition or the respective Person becoming Subsidiary of the Borrower, (ii) such Indebtedness does not constitute Indebtedness of the Borrower or any of its Subsidiaries other than the respective Subsidiary acquired pursuant to the respective Permitted Acquisition and shall not be secured by any assets of any Person other than assets of the Subsidiary so acquired serving as security therefor at the time of the respective Permitted Acquisition, (iii) no Person (other than the respective Subsidiary or a direct parent or a Subsidiary of the respective Subsidiary to the extent such parent or Subsidiary is acquired in connection with such Permitted Acquisition) shall have any liability (contingent or otherwise) with respect to any Permitted Acquired Debt and (iv) the aggregate principal amount of all such Indebtedness shall not exceed at any time outstanding more than 10% of the Consolidated Senior Debt at such time.

                  "Permitted Acquisition" shall mean any acquisition by the Borrower or any Subsidiary Guarantor of a company, business, division or product line located in the United States if (i) at least 10 Business Days prior to the consummation of such acquisition, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower's chief financial officer certifying that (and showing calculations in reasonable detail) immediately prior to, and after giving effect to, such acquisition all the covenants contained in this Agreement (including Sections 9.11 through 9.17, inclusive), shall be complied with on a PRO FORMA basis (as if the acquisition had been consummated on the first day of the six month period then last ended) and (ii) the acquired company, business, division or product line is in the Business and, after giving effect to such acquisition, constitutes a Subsidiary of, or (in the case of a business, division or product line) is owned by, the Borrower or a Subsidiary thereof.

                  "Permitted Holders" shall mean, each Kelso Affiliate, each THL Affiliate and each Management Affiliate.

                  "Permitted Liens" shall mean Liens described in clauses (a) through (n), inclusive, of Section 9.03.

                  "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower and/or any Subsidiary of the Borrower issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness of such Person permitted pursuant to Sections 9.04(f), (g), (h), (i) and (j) or any Indebtedness of such Person issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal (plus interest then due and payable plus any fees incurred in connection with incurring such Indebtedness) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), taken as a whole, are not less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

                  "Permitted Subordinated Debt" shall mean unsecured and unguaranteed Indebtedness of the Borrower that is fully subordinated to the payment in full of all of the Obligations.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Phase I" shall mean the period from the Restatement Effective Date through the earlier of (i) the date on which the Borrower submits a Compliance Certificate indicating that the Borrower has achieved two consecutive fiscal quarters of positive Consolidated EBITDA or (ii) the last day of the Borrower's fiscal quarter ending June 30, 2003.

                  "Phase II" shall mean all times after the conclusion of Phase I.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and that is subject to Title IV of ERISA, and each such plan for the five year period immediately following the latest date on which the Borrower any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement Collateral" shall mean "Collateral" as defined in the Amended and Restated Pledge Agreement.

                  "Pledged Securities" shall mean all the Pledged Securities as defined in the Amended and Restated Pledge Agreement.

                  "Projections" shall mean the revised eight year projections of the Borrower and its Subsidiaries through the fiscal year ending December 31, 2008, which projections are dated as of October 17, 2000 and were distributed to the Lenders prior to the Restatement Effective Date in connection with the transactions contemplated by this Agreement.

                  "PUC" shall mean a public utility commission, public service commission or any similar agency or commission.

                  "Qualified IPO" shall mean a registered initial public offering of the common stock of Parent generating proceeds of at least $75,000,000.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 ET -- SEQ.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Reference Rate" shall mean the rate of interest publicly announced from time to time by First Union as its "reference rate." It is a rate set by First Union based upon various factors, including First Union's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by First Union shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereof.

                  "Replaced Lender" shall have the meaning provided in
Section 2.13.

                  "Replacement Assets" shall have the meaning provided in
Section 5.02(d).

                  "Replacement Lender" shall have the meaning provided in
Section 2.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the

30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.


                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose (i) outstanding Term Loans, (ii) Term Commitments and (iii) Revolving Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) represent an amount greater than the Required Percentage of the sum of (i) the aggregate outstanding amount of Term Loans of all Non-Defaulting Lenders, (ii) the Total Term Commitment less the Term Commitments of all Defaulting Lenders and (iii) the Total Revolving Commitment less the Revolving Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total Letter of Credit Outstandings at such time).

                  "Required Percentage" shall mean (i) 66 2/3% at any time there are four Lenders or less and (ii) 50.1% at any time there are greater than four Lenders.

                  "Restatement Effective Date" shall have the meaning provided in Section 12.10.

                  "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment," as the same may be
(x) reduced or terminated from time to time pursuant to Sections 4.02, 4.03,
5.02 and/or 10, (y) increased from time to time pursuant to Section 2.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 and/or 12.04.

                  "Revolving Loan" shall have the meaning provided in Section 2.01(a).

                  "Revolving Note" shall have the meaning provided in Section 2.05(a).

                  "RL Lender" shall mean each Lender with a Revolving Commitment or with outstanding Revolving Loans.

                  "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Commitment at such time, PROVIDED that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Commitment has been terminated, then the RL Percentages of the RL Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "Scheduled Term Loan Repayment" shall have the meaning provided in Section 5.02(b).

                  "SEC" shall have the meaning provided in Section 8.01(g).

                  "S&P" shall have the meaning provided in the definition of Cash Equivalents.

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Section 5.04 Certificate" shall have the meaning provided in
Section 5.04(b)(ii).

                  "Secured Creditor" shall have the meaning assigned the term in the respective Security Documents.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Amended and Restated Security Agreement.

                  "Security Document" shall mean and include each of the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement.

                  "Standby Letter of Credit" shall have the meaning provided in
Section 3.01(a).

                  "Start Date" shall have the meaning provided in the definition of Applicable Margin.

                  "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Notwithstanding the foregoing, the Unrestricted Subsidiary shall not be considered a Subsidiary of the Borrower except for the purposes of Sections 7.04, 7.12, 7.13, 8.01(f), 8.04, 8.07, 9.10, 10.05, 10.06 and 10.10. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Subsidiary Guarantors" shall mean each Subsidiary party to the Amended and Restated Subsidiary Guaranty.

                  "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Taxes" shall have the meaning provided in Section 5.04(a).

                  "Term Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "Term Commitment," as the same may be (x) reduced from time to time pursuant to Sections 4.02, 4.03, 5.02 and/or 10 or

(y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 2.13 and/or 12.04.

                  "Term Loan" shall have the meaning provided in
Section 2.01(b).

                  "Term Loan Borrowing Date" shall mean each date upon which the Borrower incurs any Term Loans.

                  "Term Loan Commitment Termination Date" shall mean November 9, 2001.

                  "Term Note" shall have the meaning provided in
Section 2.05(a).

                  "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

                  "THL" shall mean THL Equity Advisors IV, LLC.

                  "THL Affiliate" shall mean THL and each investment fund controlled by THL and certain parties that are related to THL that are invested in the Parent.

                  "Total Capitalization" shall mean, at any date of determination, the sum of Consolidated Debt on such date plus the sum of (i) $80,327,715 and (ii) the aggregate amount of Consolidated Cash Equity received by the Borrower after the Restatement Effective Date and until and including the date of determination.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

                  "Total Revolving Commitment" shall mean, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.

                  "Total Term Commitment" shall mean, at any time, the sum of the Term Commitments of each of the Lenders at such time.

                  "Total Unutilized Revolving Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 3.01(a).

                  "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, I.E., (i) Term Loans and (ii) Revolving Loans.

                  "Trigger Event" shall have the meaning provided in
Section 5.02(k).

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in New York.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "Unpaid Drawing" shall have the meaning provided in
Section 3.05(a).

                  "Unrestricted Subsidiary" shall mean a Subsidiary of the Borrower (whether existing on or after the Restatement Effective Date) which shall have as its sole asset the Borrower's membership interest at any time in Northeast Competitive Access Providers, LLC.

                  "Unutilized Revolving Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

                  "U.S." shall mean the United States of America.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                  SECTION 2. AMOUNT AND TERMS OF CREDIT.

                  2.01 COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that, except as otherwise specifically provided in
Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) may not be incurred by the Borrower unless if, after giving effect thereto, (A) the Consolidated Senior Debt to Capitalization Ratio is not greater than 50% and (B) the Consolidated Senior Debt to Gross PP&E Ratio is not greater than 120%, (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL

Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Commitment of such Lender at such time and (v) shall not exceed for all such Lenders at any time outstanding that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Revolving Commitment at such time.

                  (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment severally agrees to make, at any time and from time to time on and after the Restatement Effective Date and on or prior to the Term Loan Commitment Termination Date, a term loan or term loans (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that, except as otherwise specifically provided in Section 2.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may not be incurred by the Borrower unless if, after giving effect thereto, (A) the Consolidated Senior Debt to Capitalization Ratio is not greater than 50% and (B) the Consolidated Senior Debt to Gross PP&E Ratio is not greater than 120%, and
(iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Commitment of such Lender on any Term Loan Borrowing Date (before giving effect to the incurrence of Term Loans on such date), provided that at least $50,000,000 of Term Loans shall be incurred on the Restatement Effective Date. Once repaid, Term Loans incurred hereunder may not be reborrowed.

                  2.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than 8 Borrowings of Eurodollar Loans in the aggregate for both Tranches of Loans.

                  2.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans hereunder, it shall give the Administrative Agent at its Notice Office, (x) prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) on the proposed date thereof, written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Base Rate Loans (other than Revolving Loans made pursuant to Section 3.05(a)(ii)). Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such incurrence, (ii) the date of incurrence (which shall be a Business Day), (iii) whether the Loans to be made pursuant to such incurrence shall be Term Loans or Revolving Loans and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender that is required to make Loans of the Tranche specified in the respective Notice of Borrowing written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of such Loans and of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) The Borrower irrevocably agrees, by accepting the issuance of any Letter of Credit, to the incurrence of Revolving Loans as set forth in
Section 3.05(a)(ii).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, prior to receipt of written confirmation, may act without liability upon the basis of and consistent with such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, unless such record reflects gross negligence or willful misconduct on the part of the Administrative Agent.

                  2.04 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the relevant Tranche will make available its PRO RATA share of each such Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly (but in no event later than 4:00 P.M. (New York time)) will make available to the Borrower by depositing to its account at the Payment Office or as otherwise directed in the applicable Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the proposed incurrence that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and, upon receipt of such notice, the Borrower shall pay such corresponding amount to the Administrative Agent as promptly as practicable. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.08, for the respective Loans.

                  (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  2.05 REGISTER. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be set forth in the Lender Register maintained by the Administrative Agent pursuant to
Section 12.16, and if requested by any Lender shall be evidenced, (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each such note, a "Revolving Note" and, collectively, the "Revolving Notes"), and (ii) if Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each such note, a "Term Note" and, collectively, the "Term Notes").

                  (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

                  2.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loans PROVIDED that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Loans which are Base Rate Loans may not be converted into Eurodollar Loans when a Default under Section 10.01 or an Event of Default is in existence on the date of the proposed conversion if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") which shall be in the form of Exhibit A and shall specify the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                  2.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans and Term Loans under this Agreement shall be incurred by the Lenders PRO RATA on the basis of their Revolving Commitments or Term Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  2.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof or maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin for Base Rate Loans plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof or maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin for Eurodollar Loans plus the relevant Eurodollar Rate.

                  (c) Interest in respect of any overdue amount payable hereunder shall accrue at a rate per annum equal to the greater of (x) the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin for Base Rate Loans or (y) the rate which is 2% in excess of the rate borne by such Loans.
Interest which accrues under this Section 2.08(c) shall be payable on demand.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and, on any prepayment or conversion (on the amount prepaid or converted) and
(iii) in respect of each such Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

                  2.09 INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent available to each Lender under the relevant Tranche, nine or twelve month period. Notwithstanding anything to the contrary contained above:

                 (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a

         Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date;

                 (v) no Interest Period may be elected at any time when a Default under Section 10.01 or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election; and

                (vi) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under
         Section 5.02(b) if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment.

                  (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of such expiration.

                  2.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                 (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or the making or continuance of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

                (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than taxes covered by Section
         5.04 and any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges or determined by reference to the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after the Borrower's receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, describing the basis for such increased costs and showing the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii), the Borrower shall within the time period required by law) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or
(iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

                  (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Restatement Effective Date, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the Restatement Effective Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe the basis for such claim and set forth in reasonable detail the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice.

                  2.11 COMPENSATION. (a) The Borrower shall, without duplication, compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and reasonably detailed calculations thereof), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by any Lender or the Administrative Agent) a Borrowing of Eurodollar Loans by the Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto;
(iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 2.10(b).

                  (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 2.10, 2.11,
3.06 or 5.04 is given by any Lender more than 90 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.06 or 5.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  2.12 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), 2.10(c), 3.06 or 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.06 or 5.04.

                  2.13 REPLACEMENT OF LENDERS. (w) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (x) upon the occurrence of an event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, (y) upon the occurrence of an event giving rise to the operation of Section 5.02(k) with respect to any Lender which results in such Lender exercising its Conversion Option or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, (I) in the case of the preceding clause (y) whether or not a Default or an Event of Default exists and (II) in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Commitment and Term Commitment and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and
(III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01 and (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement and any Revolving Notes which have been issued shall be returned or indemnities will be provided therefor. Upon the execution of the respective Assignment Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 11.06 and 12.01), which shall survive as to such Replaced Lender.

                  2.14 ADDITIONAL REVOLVING COMMITMENTS. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right at any time and from time to time on or prior to November 9, 2002 and upon at least 15 Business Days prior written notice to the Administrative Agent (which shall promptly notify each of the Lenders), to request on up to three occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Commitment as a result of any such request by the Borrower, (ii) until such time, if any, as such Lender has agreed in its sole discretion to provide an Additional Revolving Commitment and executed and delivered to the Administrative Agent an Additional Revolving Commitment Agreement in respect thereof as provided in Section 2.14(b) and such Additional Revolving Commitment Agreement has become effective, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Commitment as in effect prior to giving effect to such Additional Revolving Commitment provided pursuant to this Section 2.14, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Revolving Commitment without the consent of any other Lender but with the prior consent of the Agents (which consents shall not be unreasonably withheld), (iv) each provision of Additional Revolving Commitments on a given date pursuant to this
Section 2.14 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $5,000,000 and in integral multiples of $5,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Commitments permitted to be provided pursuant to this Section 2.14 shall not exceed $50,000,000, (vi) the fees payable to any Lender (including, in the circumstances contemplated by clause (vii) below, any Eligible Transferee who will become a Lender) providing an Additional Revolving Commitment shall be as set forth in the relevant Additional Revolving Commitment Agreement, (vii) if, after the Borrower has requested the then existing Lenders

(other than Defaulting Lenders) to provide Additional Revolving Commitments pursuant to this Section 2.14 on the terms to be applicable thereto, the Borrower has not received Additional Revolving Commitments in an aggregate amount equal to that amount of the Additional Revolving Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower to the Administrative Agent as provided above), then the Borrower may request Additional Revolving Commitments from one or more Persons which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency on terms which are no more favorable to any such Eligible Transferee in any respect than the terms offered to the then existing Lenders, PROVIDED that any such Additional Revolving Commitments provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $5,000,000, and (viii) all actions taken by the Borrower pursuant to this Section 2.14(a) shall be done in coordination with the Administrative Agent.

                  (b) At the time of any provision of Additional Revolving Commitments pursuant to this Section 2.14, (i) the Borrower, the Administrative Agent and each Lender or other Eligible Transferee (each, an "Additional RL Lender") which agrees to provide an Additional Revolving Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Commitment Agreement substantially in the form of Exhibit P (appropriately completed), subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional RL Lender's Additional Revolving Commitment to occur upon delivery of such Additional Revolving Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this
Section 2.14(b) to the reasonable satisfaction of the Administrative Agent),
(ii) the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the RL Lenders, and incur additional Revolving Loans from certain other RL Lenders, in each case to the extent necessary so that all of the RL Lenders participate in each outstanding Borrowing of Revolving Loans PRO RATA on the basis of their respective Revolving Commitments (after giving effect to any increase in the Total Revolving Commitment pursuant to this Section 2.14) and with the Borrower being obligated to pay to the respective RL Lenders the costs of the type referred to in Section
2.11 in connection with any such repayment and/or Borrowing, and (iii) the Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Agents, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Administrative Agent on the Restatement Effective Date pursuant to Section 6.01(b) and such other matters as the Agents may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Revolving Commitment Date, and (x) on each such date, the Total Revolving Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Commitments, and (y) on each such date Annex I shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders.

                  SECTION 3.  LETTERS OF CREDIT.

                  3.01 LETTERS OF CREDIt. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit"), in support of such L/C Supportable Obligations and (y) for the account of the Borrower, an irrevocable sight commercial letter of credit in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such commercial letter of credit, a "Trade Letter of Credit," and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit"), in support of customary commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

                  (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of customary commercial transactions of the Borrower or any of its Subsidiaries, PROVIDED that the Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                 (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated under Section 3.06 or otherwise) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it;

                (ii) the Issuing Lender shall have received notice from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 3.03(b);

               (iii) a Lender Default exists, unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the Defaulting Lender's or Lenders' participations in Letters of Credit; or

                (iv) the (A) Consolidated Senior Debt to Capitalization Ratio is greater than 50% or (B) the Consolidated Senior Debt to Gross PP&E Ratio is greater than 120%, in either case after giving effect to such issuances of any Letters of Credit.

                (c) Annex X contains a description of all letters of credit issued by the Issuing Lender pursuant to the Existing Credit Agreement and which are to remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement. Each Existing Letter of Credit shall be deemed issued for purposes of Sections 3.01(a), 3.01(b), 3.04(a), 4.01(b) and 4.01(c) on the Restatement Effective Date.

                  3.02 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Revolving Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Lender) and
(B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof or (y) three Business Days prior to the Final Maturity Date.

                  3.03 LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit C appropriately completed (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6.02 (and, if such Letter of Credit is the first extension of credit under this Agreement, Section 6.01) are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then the Issuing Lender may, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon its issuance of or amendment or modification to any Standby Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification.

                  (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is reasonably acceptable to the Issuing Lender.

                  3.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than the Issuing Lender (each such RL Lender, in its capacity under this Section 3.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or RL Percentages of the Lenders pursuant to Section 2.13 or 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee RL Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person.

                  (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 3.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any

Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

                  (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  3.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement (or to the extent such Unpaid Drawing is repaid with a Borrowing of Revolving Loans constituting Base Rate Loans pursuant to clause
(ii) of the proviso below), from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans; PROVIDED, HOWEVER, (i) to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable on demand and (ii) (x) unless the Borrower shall have notified the Administrative Agent and the Issuing Lender prior to 1:00 P.M. (New York time) on the date of such payment or disbursement that the Borrower intends to reimburse the Issuing Lender for the amount of such Drawing with funds other than the proceeds of Revolving Loans, then so long as all of the conditions precedent set forth in Section 6.01 or 6.02(b), as the case may be, are satisfied, the Borrower shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent for a Borrowing of Revolving Loans constituting Base Rate Loans to be made on the immediately succeeding Business Day in the amount of such Drawing and (y) so long as all of the conditions precedent set forth in Section 6.01 or 6.02(b), as the case may be, are satisfied, each RL Lender shall, in accordance with Section 2.04, make available to the Administrative Agent its PRO RATA portion of such Borrowing on such immediately succeeding Business Day (and with the proceeds thereof to be applied directly by the Administrative Agent to reimburse the Issuing Lender for the amount of such Drawing), PROVIDED FURTHER, HOWEVER, that if for any reason proceeds of Revolving Loans are not so received by the Issuing Lender in an amount equal to such Drawing, the Borrower shall reimburse the Issuing Lender, on demand, in an amount equal to the excess of the amount of such Drawing over the aggregate amount of such Revolving Loans, if any, which are so received.


                  (b) The obligations of the Borrower under this Section 3.05 to reimburse the Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that the

Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction).

                  3.06 INCREASED COSTS. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or
(ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 30 days after the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section
3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 4. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

                  4.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent a commitment commission (the "Commitment Commission") for the account of each Lender that is a Non-Defaulting Lender for the period from and including the Restatement Effective Date to but not including the date upon which the Total Commitment has been terminated, computed for each day at the rate per annum equal to the Applicable CC Percentage for such day on the Aggregate Unutilized Commitment on such day of such Lender. Such Commitment Commission shall be due and payable in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender which is a RL Lender (based on each such RL Lender's respective RL Percentage) a fee (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the first day after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a fronting fee in respect of each Letter of Credit (the "Fronting Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Fronting Fees shall be payable in arrears on the last Business Day of each calendar quarter and upon the first day after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative nominal charge which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and such Agent.

                  (f) The Borrower agrees to pay on the Restatement Effective Date all fees (including commitment fees) owing under the Existing Credit Agreement through the Restatement Effective Date, which fees shall be calculated and paid in accordance with the terms of the Existing Credit Agreement.

                  (g) All computations of Fees shall be made in accordance with
Section 12.07(b).

                  4.02 VOLUNTARY TERMINATION OF COMMITMENTS. (a) Upon at least one Business Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 10:00 A.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to reduce, in whole or in part, the Total Unutilized Revolving Commitment, PROVIDED that (x) any such partial reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender,
(y) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment in an amount greater than the then Unutilized Revolving Commitment of such Lender and (z) any partial reduction pursuant to this Section 4.02(a) shall be in the amount of at least $500,000.

                  (b) Upon at least one Business Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 10:00 A.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to reduce, in whole or in part, the Total Term Commitment, PROVIDED that (x) any such partial reduction shall apply to proportionately and permanently reduce the Term Commitment of each Lender and (y) any partial reduction pursuant to this Section 4.02(b) shall be in the amount of at least $500,000.

                  (c) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, subject to its compliance with the requirements of Section 12.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Commitment and Term Commitment of such Lender, so long as (A) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 5.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts), and (B) the consent required under Section 12.12(b) in connection therewith shall have been attained at such time, and such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 11.06 and 12.01), which shall survive as to such repaid Lender.

                  4.03 MANDATORY REDUCTIONS OF COMMITMENTS, ETC. (a) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Term Commitment (i) shall be permanently reduced on each Term Loan Borrowing Date (after giving effect to the incurrence of Term Loans on each such date) in an amount equal to the aggregate principal amount of Term Loans incurred on each such date, (ii) shall be permanently reduced from time to time in accordance with Section 5.02(h) and (iii) shall terminate in its entirety (to the extent not theretofore terminated) on the earlier of (x) the Term Loan Commitment Termination Date or (y) unless the Required Lenders otherwise consent, the date on which a Change of Control occurs.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Commitment shall be permanently reduced on each date set forth below in an amount equal to the product of (I) the Total Revolving Commitment on November 9, 2002 (after giving effect to any increase thereto on such date pursuant to Section 2.14) and (II) the respective percentage set forth opposite each such date below:

              DATE                                  PERCENTAGE
             ------                               ------------------
    November 9, 2004                                  10%
    November 9, 2005                                  25%
    November 9, 2006                                  40%

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Commitment shall be permanently reduced from time to time in accordance with Section 5.02(h).

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Commitment shall terminate in its entirety on the earlier of (i) the Final Maturity Date or (ii) unless the Required Lenders otherwise consent, the date on which a Change of Control occurs.

                  (e) Each reduction to, or termination of, the Total Term Commitment and the Total Revolving Commitment pursuant to this Section 4.03 shall be applied proportionately to permanently reduce or terminate, as the case may be, the Term Commitment and the Revolving Commitment, as the case may be, of each Lender with such a Commitment.

                  SECTION 5.  PAYMENTS.

                  5.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment, whether Term Loans or Revolving Loans are to be prepaid, the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of any Tranche of Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $2,500,000, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among the Lenders which made such Loans, provided that at the Borrower's election in connection with any prepayment of Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Loan of a Defaulting Lender; (iv) each prepayment of Term Loans pursuant to this Section 5.01(a) shall be applied to reduce the then remaining Scheduled Term Loan Repayments on a PRO RATA basis (based upon the then remaining unpaid principal amounts of such Scheduled Term Loan Repayments after giving effect to all prior reductions thereto); and (v) in the case of prepayment of Borrowings maintained as Eurodollar Loans, the Borrower shall reimburse, at the Borrower's sole cost and expense, each Lender's reasonable breakage and redeployment costs, other than on the last day of an Interest Period applicable thereto.

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans of, together with accrued and unpaid interest, Fees and other amounts owing to, such Lender in accordance with, and subject to the requirements of, said Section 12.12(b) so long as (A) the entire Revolving Commitment and Term Commitment, if any, of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(c) (at which time
Schedule I shall be deemed modified to reflect the changed Revolving Commitments and Term Commitments) and (B) the consents required under Section 12.12(b) in connection therewith have been obtained.

                  5.02 MANDATORY REPAYMENTS. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall prepay on such day Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                  (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Lender exceeds the Revolving Commitment of such Defaulting Lender, the Borrower shall repay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans as is equal to the product of (I) the aggregate principal amount of all Term Loans outstanding on the Term Loan Commitment Termination Date (after giving effect to any Term Loans incurred on such date) and (II) the respective percentage set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 5.01(a) and 5.02(h), a "Scheduled Term Loan Repayment"):


                         SCHEDULED TERM LOAN
                           REPAYMENT DATE                         PERCENTAGE
                           --------------                         ----------
                       January 31, 2004                              2.5%

                       April 30, 2004                                2.5%
                       July 31, 2004                                 2.5%
                       October 31, 2004                              2.5%
                       January 31, 2005                             6.25%
                       April 30, 2005                               6.25%
                       July 31, 2005                                6.25%
                       October 31, 2005                             6.25%
                       January 31, 2006                              10%
                       April 30, 2006                                10%
                       July 31, 2006                                 10%
                       October 31, 2006                              10%
                       January 31, 2007                             6.25%
                       April 30, 2007                               6.25%
                       July 31, 2007                                6.25%
                       Final Maturity Date                          6.25%

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date on or after the Restatement Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section
9.04 as such Section is in effect on the Restatement Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on each such date as a mandatory repayment and/or commitment reduction in accordance with the provisions of Sections 5.02(h) and
(i); PROVIDED that, notwithstanding the foregoing, 100% of the Net Debt Proceeds in excess of $200,000,000 received during Phase I from the issuance of Permitted Subordinated Debt shall be applied on each such date in accordance with the provisions of Sections 5.02(h) and (i).

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, within two Business Days after each date on or after the Restatement Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale (including any sale by the Borrower or its Subsidiaries of capital stock of any of the Subsidiaries of the Borrower), an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied on each such date as a mandatory repayment and/or commitment reduction in accordance with the provisions of Sections 5.02(h) and (i); PROVIDED that with respect to any such Asset Sales in any fiscal year of the Borrower, such Net Cash Proceeds therefrom shall not give rise to a mandatory repayment and/or commitment reduction pursuant to this Section 5.02(d) on such date to the extent that no Default or Event of Default then exists and the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets that replace the assets that were the subject of such Asset Sale or assets that will be used in the business of the Borrower or its Subsidiaries (collectively, "Replacement Assets") within 364 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that if all or any portion of such Net Cash Proceeds are not so reinvested in Replacement Assets within such 364 day period, such remaining portion shall be applied in accordance with the provisions of Sections 5.02(h) and (i) on the last day of such period (or such earlier date as may be designated by the Borrower).

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, within 10 days following each date on or after the Restatement Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on each such date as a mandatory repayment and/or commitment reduction in accordance with the provisions of Sections 5.02(h) and (i); PROVIDED that so long as no Default or Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); and PROVIDED FURTHER, that if all or any portion of such Net Insurance Proceeds are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds, such remaining portion shall be applied in accordance with the provisions of Sections 5.02(h) and (i) on the last day of such period (or such earlier date as may be designated by the Borrower).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, 50% of Consolidated Cash Equity in excess of $1,000,000 received by the Borrower or any of its Subsidiaries (other than any Consolidated Cash Equity received by the Borrower from Parent, so long as the proceeds thereof are not used for the payment of Dividends) on each date on or after the Restatement Effective Date shall be applied on each such date as a mandatory repayment and/or commitment reduction in accordance with the provisions of Sections 5.02(h) and (i).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each Excess Cash Payment Date, an amount equal to 50% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 5.02(h) and (i).

                  (h) Each amount required to be applied pursuant to Sections 5.02(c) through (g), inclusive, in accordance with the requirements of this
Section 5.02(h), shall be applied (i) first, as a mandatory repayment of outstanding Term Loans, (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to permanently reduce the Total Term Commitment and (iii) third, to the extent in excess of the amounts required to be applied pursuant to preceding clauses (i) and (ii), to permanently reduce the Total Revolving Commitment; PROVIDED that, notwithstanding the foregoing, the Net Debt Proceeds from the issuance of Permitted Subordinated Debt shall not be required to reduce the Total Revolving Commitment. The amount of each principal repayment of outstanding Term Loans made as required by this Section 5.02(h) shall be applied to reduce the then remaining Scheduled Term Loan Repayments on a PRO RATA basis (based upon the then remaining unpaid principal amounts of such Scheduled Term Loan Repayments after giving effect to all prior reductions thereto).

                  (i) With respect to each repayment of Loans required by this
Section 5.02 (including repayments resulting from the reduction of the Total Revolving Commitment pursuant to Section 4.03(c)), the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section
5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied PRO RATA among the Lenders which made such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) except as provided in clause (k) below, all then outstanding Loans shall be repaid in full on the Final Maturity Date and (ii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs (unless the Required Lenders otherwise agree in writing).

                  (k) Subject to Section 2.13, (i) upon the occurrence of the Final Maturity Date and the failure of such Lender (or the Administrative Agent on its behalf) to have received on such date payment in full of the Loans (and interest and Fees thereon) outstanding on such date, (ii) after the occurrence and during the continuance of an Event of Default under Section 10.01, 10.05 or
10.11 or (iii) after the occurrence and during the continuance of any Event of Default that occurs due to noncompliance with Sections 9.11 through 9.17 and such Event of Default (including if such Event of Default is a Specified Event of Default under and defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement) shall continue for a period of 30 or more Business Days after notice thereof from the Borrower (each a "Trigger Event"), each Lender shall have the option, at its sole discretion, in accordance with the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement to convert (the "Conversion Option") all or a portion of such Lender's outstanding Loans (and accrued and unpaid interest and Fees thereon) into Parent Preferred Stock having a liquidation preference equal to the aggregate principal amount of such Loans (and interest and Fees thereon accrued and unpaid to the date of conversion). The provisions of this Section 5.02(k), and the ability of each Lender to exercise its Conversion Option, shall cease upon the occurrence of the Conversion Option Termination Date.

                  (l) To the extent Parent makes a Parent Investment under and as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, the Borrower agrees to issue and sell its common stock to Parent at a price per share to be determined in good faith by the Borrower and Parent, for an aggregate cash purchase price equal to the Capital Contribution Amount (as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement). The Borrower also agrees to deliver to Parent on the Notice Date (as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement), an Officer's Certificate (with a copy to the Administrative Agent) setting forth the calculations of the Capital Contribution Amount (as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement) pursuant to Section 2.1 of the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement (the "Conversion/Contribution Certificate"), which calculations shall be in substantially similar detail as in a Compliance Certificate, and, if applicable, setting forth the Capital Contribution Amount that may be made by Parent pursuant to the terms of Section 2 of the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement in order to cure any Specified Events of Default thereunder.

                  5.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and/or under any Note shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  5.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder and/or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement and/or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section
2.13 or 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 5.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) (with respect to the portfolio interest exemption) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse of time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, or Form W-8BEN and a Section 5.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in
Section 5.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by it hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the

Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made by it to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  (c) If the Borrower pays any additional amount under this
Section 5.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

                  SECTION 6.  CONDITIONS PRECEDENT.

                  6.01 CONDITIONS PRECEDENT TO RESTATEMENT EFFECTIVE DATE. The occurrence of the Restatement Effective Date is subject to the satisfaction of each of the following conditions at such time:

                  (a) EFFECTIVENESS. The parties to this Agreement shall have executed a counterpart hereof as required by Section 12.10(i).

                  (b) OPINION OF COUNSEL. The Administrative Agent shall have received opinions, addressed to each of the Agents and each of the Lenders and dated the Restatement Effective Date, from Paul, Hastings, Janofsky & Walker LLP (and/or other counsel reasonably acceptable to the Administrative Agent), special counsel to the Credit Parties, which opinions shall cover the matters contained in Exhibit E and shall be in form and substance reasonably satisfactory to the Agents.

                  (c) CORPORATE PROCEEDINGS. (i) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Officer of each Credit Party in the form of Exhibit F with appropriate insertions and deletions, together with (x) copies of the Company Documents of each Credit Party and (y) the resolutions of each Credit Party referred to in such certificate and all of the foregoing shall be reasonably satisfactory to the


                                      -51

Agents and (z) a statement that all of the applicable conditions set forth in
Section 6 have been satisfied as of such date.

                  (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which either of the Agents may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  (d) PLANS; ETC. On or prior to the Restatement Effective Date, there shall have been made available to the Agents upon their request:

                 (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

                (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employment arrangements of the employees of the Borrower or any of its Subsidiaries;

               (iii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock;

               (iv) any material agreement with respect to the management of the Borrower or any of its Subsidiaries;

               (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries; and

               (vi) any tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries with any entity not a Credit Party;

with all of the foregoing to be reasonably satisfactory to the Agents.

                  (e) ADVERSE CHANGE, ETC. Since December 31, 1999, nothing shall have occurred, and neither Agent shall have become aware of any facts or conditions not previously known, which the Agents shall reasonably determine (i) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole or Parent to perform their respective obligations under the Credit Documents or (ii) has had or is reasonably likely to have a Material Adverse Effect.

                  (f) LITIGATION. There shall be no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against any Credit Party (a) with respect to (i) this Agreement or any other Credit Document or (ii) the Existing Credit Agreement or any other Existing Credit Document or (b) which the Agents shall reasonably determine has had or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole or Parent to perform their respective obligations under the Credit Documents.

                  (g) APPROVALS. Except as set forth in Annex XI, all necessary material governmental and third party approvals in connection with the Credit Documents (including, without limitation, all necessary material approvals required by the FCC and the applicable PUCs) required to be obtained by any Credit Party shall have been obtained and remain in effect.

                  (h) AMENDED AND RESTATED SUBSIDIARY GUARANTY. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiary Guaranty in the form of Exhibit G hereto (as modified, amended, amended and restated or supplemented from time to time in accordance with the terms hereof and thereof, the "Amended and Restated Subsidiary Guaranty"), and the Amended and Restated Subsidiary Guaranty shall be in full force and effect.

                  (i) AMENDED AND RESTATED PLEDGE AGREEMENT. On the Restatement Effective Date, each Credit Party (other than Parent) shall have duly authorized, executed and delivered an Amended Pledge Agreement in the form of Exhibit H (as modified, amended, amended and restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Amended and Restated Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities owned by such Persons, endorsed in blank or accompanied by executed and undated stock powers, and the Amended and Restated Pledge Agreement shall be in full force and effect.

                  (j) AMENDED AND RESTATED SECURITY AGREEMENT. On the Restatement Effective Date, each Credit Party (other than Parent) shall have duly authorized, executed and delivered the Amended and Restated Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Amended and Restated Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                 (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Amended and Restated Security Agreement;

                (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party (other than Parent) or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party (other than Parent) or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local law fully executed for filing);

               (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Amended and Restated Security Agreement as may be necessary to perfect the security interests intended to be created by the Amended and Restated Security Agreement; and

                (iv) evidence that all other actions necessary to perfect and protect the security interests purported to be created by the Amended and Restated Security Agreement have been taken,

and the Amended and Restated Security Agreement shall be in full force and effect.

                  (k) SOLVENCY. The Borrower shall have delivered to the Administrative Agent, a solvency certificate, dated the Restatement Effective Date and in the form of Exhibit J, which solvency certificate shall set forth the conclusions that, after giving effect to the entering into of the Credit Documents, the Borrower and its Subsidiaries taken as a whole, are not insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay debts as they mature.

                  (l) INSURANCE. The Borrower shall have delivered to the Administrative Agent, on or before the Restatement Effective Date updated certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

                  (m) EXISTING CREDIT AGREEMENT. On the Restatement Effective Date, (A) each Existing Lender shall have surrendered to the Administrative Agent for cancellation any promissory notes issued to it pursuant to the Existing Credit Agreement in respect of its Existing

Revolving Loans and (B) the Borrower shall have (i) paid all interest and fees owing under the Existing Credit Agreement through the Restatement Effective Date (whether or not due and payable at such time under the Existing Credit Agreement) and (ii) repaid all of the principal of Existing Revolving Loans outstanding on such date, if any.

                  (n) AMENDED AND RESTATED PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT. Parent shall have duly authorized, executed and delivered an agreement (the "Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement") in the form of Exhibit K, and the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement shall be in full force and effect.

                  (o) AMENDED AND RESTATED TAX SHARING AGREEMENT. On the Restatement Effective Date, the Borrower, the Unrestricted Subsidiary and Parent shall have duly authorized, executed and delivered the Amended and Restated Tax Sharing Agreement in the form of Exhibit L (as amended, modified or supplemented from time to time, the "Amended and Restated Tax Sharing Agreement"), and the Amended and Restated Tax Sharing Agreement shall be in full force and effect.

                  (p) AMENDMENT TO THE PARENT CREDIT AGREEMENT. On the Restatement Effective Date, the Parent Credit Agreement shall have been amended to permit Parent to make cash equity contributions to the Borrower on the terms and conditions provided for therein to enable the Borrower to support the Business Plan, and such amendment to the Parent Credit Agreement shall be in full force and effect.

                  (q) FEES. The Borrower shall have paid to the Agents and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to the Restatement Effective Date (for which, in the case of legal fees and expenses, the Borrower shall have received in advance a written invoice in reasonable detail).

                  (r) BUSINESS PLAN. On or before the Restatement Effective Date, the Administrative Agent shall have received a true and correct copy of the Business Plan.

                  (r) CONSOLIDATED CASH EQUITY. On the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower's chief financial officer certifying as to the total Consolidated Cash Equity received by the Borrower since inception through the Restatement Effective Date.

                  6.02 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans and the obligation of the Issuing Lender to issue Letters of Credit (other than Existing Letters of Credit) are subject, at the time of the making of each such Credit Event (including on the Restatement Effective Date to the extent that there is a Credit Event on such date), to the satisfaction of the following conditions:

                  (a) NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03 or a Letter of Credit Request meeting the requirements of Section 3.03, as the case may be.

                  (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower that all of the applicable conditions specified in Section 6.01 (in the case of Credit Events on the Restatement Effective Date) and/or Section 6.02 (in the case of all Credit Events), as the case may be, have been satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in Sections 6.01 and 6.02, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and shall be reasonably satisfactory in form and substance to the Agents.

                  SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans and the Issuing Lender to issue Letters of Credit, the Borrower makes the following representations and warranties to, and agreements with, the Lenders (with such representations, warranties and agreements with respect to Parent made by the Borrower to the best of its knowledge), all of which shall survive the execution and delivery of this Agreement and the making of the Loans and issuance of the Letters of Credit:

                  7.01 COMPANY STATUS. Each of the Borrower and its Subsidiaries
(i) is a duly organized and validly existing Company and is in good standing, in each case under the laws of the jurisdiction of its organization and has the Company power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing would be reasonably likely to have a Material Adverse Effect.

                  7.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law).

                   7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality known by it to be applicable to it, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement (including the Parent Credit Agreement) or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Company Documents of such Credit Party or any of its Subsidiaries.

                  7.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against any Credit Party or any of its Subsidiaries (i) that have had, or that are reasonably likely to have, a Material Adverse Effect or (ii) that have, or that are reasonably likely to have had, a material adverse effect on the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole or Parent to perform their respective obligations under the Credit Documents.

                  7.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of Loans and Letters of Credit shall be used (i) to repay amounts outstanding under the Existing Credit Agreement, (ii) for working capital, capital expenditure and general corporate requirements of the Borrower and its Subsidiaries (including for Permitted Acquisitions) and (iii) to pay fees and expenses incurred in connection with the Credit Documents.

                  (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, nor the issuance of any Letter of Credit, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan nor the issuance of any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  7.06 GOVERNMENTAL APPROVALS. Except for such consents, approvals and filings as have been obtained or made on or prior to the Restatement Effective Date and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority (including, without limitation, the FCC and applicable PUCs), or any subdivision thereof, is required of any Credit Party to authorize or is required of any Credit Party in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect on or enforceability against any Credit Party of any Credit Document.

                  7.07 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an

"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.09 TRUE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Agent for purposes of or in connection with this Agreement, or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified. The projections (including the Projections) and PRO FORMA financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made (it being recognized by the Lenders that such projections (including the Projections) as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such assumptions and estimates may prove to be inaccurate).

                  7.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Restatement Effective Date, on a PRO FORMA basis after giving effect to all Indebtedness incurred, and to be incurred (including, without limitation, the Revolving Loans or Letters of Credit and the application of the proceeds thereof), and Liens created, and to be created, by each Credit Party in connection therewith, (x) the fair valuation of all of the tangible and intangible assets of the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower and its Subsidiaries (on a consolidated basis) will not have incurred or intended to incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries (on a consolidated basis) will not have unreasonably small capital with which to conduct their business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The consolidated statement of operations of the Borrower for the twelve months and six months ending December 31, 1999 and June 30, 2000, respectively, and the consolidated balance sheet of the Borrower as of December 31, 1999 and June 30, 2000, copies of which have been furnished to the Administrative Agent prior to the Restatement Effective Date, fairly present the consolidated financial condition of the Borrower as at the dates thereof. Nothing has occurred since December 31, 1999 that has had or is reasonably likely to have a Material Adverse Effect.

                  (c) Except as reflected in the financial statements described in Section 7.10(b) or in the footnotes thereto, there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries required in accordance with GAAP to be disclosed in such financial statements of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, is reasonably likely to be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

                  7.11 THE SECURITY DOCUMENTS. (a) The provisions of the Amended and Restated Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein to the extent that a security interest can be created therein under the UCC, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties in all of the Security Agreement Collateral described therein (to the extent such security interest can be perfected by filing a UCC-1 financing statement or, to the extent required by the Amended and Restated Security Agreement, by taking possession of the respective Security Agreement Collateral), subject to no other Liens other than Permitted Liens. In addition, the recordation of the Grant of Security Interest in U.S. Patents and Trademarks in the form attached to the Amended and Restated Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Amended and Restated Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States trademarks and patents covered by the Amended and Restated Security Agreement and specifically identified in such Grant and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Amended and Restated Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Amended and Restated Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States copyrights covered by the Amended and Restated Security Agreement and specifically identified in such Grant.

                  (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the Amended and Restated Pledge Agreement constitute perfected security interests in the Pledge Agreement Collateral described therein, subject to no security interests of any other Person. Except to the extent made on or prior to the Restatement Effective Date, no filings or recordings are required to perfect (or maintain the perfection of) the security interests created in the Pledge Agreement Collateral.

                  7.12 TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries if and to the extent required by GAAP. Each of the Borrower and its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened in writing by any authority regarding any taxes owing by the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

                  7.13 COMPLIANCE WITH ERISA. (i) Annex III sets forth, as of the Restatement Effective Date, each Plan and Multiemployer Plan; (ii) except as set forth on Annex III, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code; except as set forth on Annex III, no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; except as set forth on Annex III, no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $750,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan or, to the knowledge of the Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; except as set forth on Annex III, no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the best knowledge of the Borrower expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $15,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and except as set forth in Annex III, the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

                  7.14 SUBSIDIARIES. On and as of the Restatement Effective Date the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex IV, which Annex IV correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

                  7.15 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns or holds a valid transferable license to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of the Borrower or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect

                  7.16 ENVIRONMENTAL MATTERS. Each of the Borrower and its Subsidiaries is in material compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and each of the Borrower and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrower threatened in writing, against the Borrower or any of its Subsidiaries wherein any decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.

                  7.17 LABOR RELATIONS. No Credit Party is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any Credit Party and (iii) no union representation question, to the Borrower's knowledge, existing with respect to the employees of any Credit Party and no union organizing activities, to the Borrower's knowledge, are taking place, except with respect to any matter specified in clause (i), (ii) or
(iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

                  7.18 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  7.19 INDEBTEDNESS. Annex V sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the entering into of the Credit Documents (excluding the Loans, the Letters of Credit and any existing Capitalized Lease Obligations (which existing Capitalized Lease Obligations shall be in compliance with Section 9.04(c)), all such non-excluded Indebtedness is referred to as the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

                  7.20 INSURANCE. Annex VI sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Restatement Effective Date, and with the amounts insured (and any deductibles) set forth therein.

                  SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that until the Total Commitment and all Letters of Credit have terminated, no Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

                  8.01 INFORMATION COVENANTS. The Borrower will furnish to the Administrative Agent (which will promptly forward same to each Lender):

                  (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of operations and of cash flows for such fiscal year, and in each case setting forth comparative consolidated and consolidating figures for the preceding fiscal year, and (x) in the case of consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower as a going concern or (y) in the case of consolidating statements, certified by the chief financial officer or vice president of finance of the Borrower, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

                  (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year commencing September 30, 2000, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated and consolidating figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or vice president of finance of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) MONTHLY REPORTS. (A) Commencing September 30, 2000, and only during Phase I, within 45 days after the end of each monthly accounting period (other than the last monthly accounting period in any fiscal quarter), the internally prepared consolidating income statements and operating statistics report of the Borrower and its Subsidiaries for such period, setting forth in the consolidating income statements, the budgeted figures for such months and the variance, if any, between the budgeted amounts and actual amounts, all of which shall be certified by the chief financial officer or vice president of finance of the Borrower subject to changes resulting from audit and normal year-end audit adjustments

                           (B) Commencing September 30, 2000, within 45 days
after the end of each monthly
accounting period, the financial data, computations and other matters required to establish the Consolidated Senior Debt to Capitalization Ratio and Consolidated Senior Debt to Gross PP&E Ratio, all of which shall be certified by the chief financial officer or vice president of finance of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments

                  (d) BUDGETS; ETC. Not more than 30 days after the commencement of each fiscal year of the Borrower, consolidated and consolidating budgets of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Sections 8.01(a), (b) and (c), a comparison of the current year-to-date consolidated financial results for the Borrower against the consolidated budget of the Borrower required to be submitted pursuant to this clause (d) shall be presented.

                  (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a Compliance Certificate of the chief financial officer, vice president of finance or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate in the case of the certificate delivered pursuant to Sections 8.01(a) and (b), shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.11 through 9.17, inclusive, as at the end of such period.

                  (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect or has had or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

                  (g) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

                  8.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, vice president of finance or any other Authorized Officer of the Borrower, officers and designated representatives of any Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in their possession (including, at the request of any Agent and at the Borrower's expense, periodic field audits) and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals during normal business hours and to such reasonable extent as either Agent or the Required Lenders may desire.

                  8.03 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Restatement Effective Date and thereafter annually, upon request of either Agent, a summary of the insurance carried.

                  8.04 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                  8.05 CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect, provided that any transaction permitted by Section 9.02 or conducted in compliance with Section 4.03(b) will not constitute a breach of this Section 8.05.

                  8.06 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including all Environmental Laws), in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material

Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

                  8.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or vice president of finance of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, any Subsidiary of the Borrower, any ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Restatement Effective Date by $100,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; except as set forth on Annex III, that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or, except as set forth on Annex III, that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Restatement Effective Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC (other than any PBGC Form 1), and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Lender no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or the ERISA Affiliate, as applicable.

                  8.08 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 9.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  8.09 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

                  8.10 APPROVALS. The Borrower will use reasonable best efforts to obtain as promptly as practicable after (i) the Restatement Effective Date, the approvals set forth in Annex XI and (ii) the consummation of any Permitted Acquisition, any approvals not obtained on or prior to the date of the consummation of such Permitted Acquisition, provided that (x) it shall not be a default under this Section 8.10 if the Borrower fails to obtain any such approval, after having used reasonable best efforts to obtain same and (y) the Borrower may cease to seek to obtain any such approvals if it has been advised by counsel or the applicable governmental agency that it will not, or is not reasonably likely to, obtain such approval, PROVIDED FURTHER, that, in the event the Borrower is able to obtain any approval required to be obtained in accordance with the terms above, the Borrower shall use reasonable best efforts to obtain as promptly as practicable after receipt of such approval, an opinion of local counsel reasonably satisfactory to the Agents covering the regulatory aspects of the respective Permitted Acquisition, which opinion shall be in form and substance reasonably satisfactory to the Agents.

                  SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that until the Total Commitment and all Letters of Credit have terminated, no Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

                  9.01 BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in business operations other than business operations that will allow the Borrower and its Subsidiaries to continue to qualify as CLEC companies under and as defined in the Parent

Credit Agreement, although the Borrower and its Subsidiaries also may engage in other business operations as permitted by the immediately succeeding sentence so long as such other business operations do not disqualify the Borrower and its Subsidiaries from qualifying as CLEC companies. The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto (the "Business").

                  9.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

                  (a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of such Subsidiary's business, properties and assets may be conveyed, sold or transferred to the Borrower or any Subsidiary Guarantor, PROVIDED that neither the Borrower nor any Subsidiary Guarantor may be a party to any merger, consolidation or liquidation otherwise permitted by this clause
         (a) (i) involving a Person that is not a Subsidiary except in connection with a Permitted Acquisition and (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into, or convey, sell or transfer its assets to, another Subsidiary that is not a Subsidiary Guarantor, provided that if the stock of either such Person was pledged pursuant to the Amended and Restated Pledge Agreement the stock of the surviving entity or the transferee entity, as the case may be, shall also be pledged pursuant to the Amended and Restated Pledge Agreement;

                  (b) capital expenditures to the extent within the limitations set forth in Section 9.05;

                  (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 9.06;

                  (d) each of the Borrower and any Subsidiary of the Borrower may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 9.04(c));



                                      -67

                  (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business, PROVIDED that such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary of the Borrower;

                  (f) Asset Sales to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f) shall not exceed $8,000,000 in the aggregate and $2,000,000 in any fiscal year of the Borrower, PROVIDED that (x) each such sale or disposition pursuant to this clause (f) shall be in an amount at least equal to the fair market value thereof and for proceeds consisting of at least 85% cash and (y) the Net Cash Proceeds of any such sale are applied to repay the Loans or reinvested in Replacement Assets to the extent required by Section 5.02(d), PROVIDED FURTHER that the sale or disposition of the capital stock of any Subsidiary of the Borrower pursuant to this clause (f) shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

                  (g) leases and subleases permitted under Sections 9.03(d) and (g); and

                  (h)  Permitted Acquisitions.

                  9.03 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except:

                  (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

                  (d) Liens created pursuant to Capital Leases in respect of Capitalized Lease Obligations permitted by Section 9.04(c);

                  (e) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 10.10;

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

                  (j) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the ordinary course of business, provided that such payables shall not constitute Indebtedness;

                  (k) any interest or title of a lessor under any lease permitted by this Agreement;

                  (l) Liens in existence on, and which are to continue in effect after, the Restatement Effective Date which are listed, and the property subject thereto described in, Annex VII, plus extensions and renewals of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase (other than interest and fees to be financed in connection with such Indebtedness) from that amount outstanding at the time of any such extension or renewal and (y) any such extension or renewal does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                  (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary after the Restatement Effective Date, provided that (x) any such Liens attach only to the assets so acquired, (y) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or purchase price of the property being purchased at the time of the incurrence of such Indebtedness and
         (z)
         all Indebtedness secured by Liens created pursuant to this clause
         (m) shall not exceed $5,000,000 at any time outstanding; and

                  (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition, in each case securing Permitted Acquired Debt, PROVIDED that (x) such Liens do not attach to the capital stock of any Subsidiary of the Borrower and (y) such Liens existed prior to, and were not incurred in contemplation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries.

                  9.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower, (ii) the Borrower to any Subsidiary Guarantor, (iii) any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor,
         (iv) the Borrower or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, so long as such Indebtedness is subordinated to the Obligations on a basis satisfactory to the Agents and/or (v) any Subsidiary that is not a Subsidiary Guarantor to the Borrower and/or a Subsidiary Guarantor, so long as such Indebtedness constitutes a senior obligation and is evidenced by an intercompany note (which may be a grid note) pledged to the Collateral Agent pursuant to the Amended and Restated Pledge Agreement;

                  (c) Capitalized Lease Obligations, provided that the aggregate Capitalized Lease Obligations outstanding at any time under all Capital Leases entered into shall not exceed $20,000,000;

                  (d) Indebtedness under Interest Rate Agreements entered into with respect to Indebtedness under this Agreement and other Indebtedness permitted under this Section 9.04, PROVIDED that management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into such Interest Rate Agreements are BONA FIDE hedging activities and are not for speculative purposes;

                  (e) Indebtedness incurred pursuant to purchase money mortgages permitted by Section 9.03(m);

                  (f) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof, except as permitted pursuant to clause (i) below;

                  (g) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with Permitted Acquisitions, or sales of assets permitted by this Agreement (so long as any such obligations are those of the

         Person making the respective acquisition or sale, and are not guaranteed by any other Person, other than the Borrower or any of its Subsidiaries);

                  (h)  Permitted Acquired Debt;

                  (i) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence thereof and immediately after giving effect thereto;

                  (j) Permitted Subordinated Debt, in each case so long as (i) no Default or Event of Default is then in existence or would result therefrom, (ii) to the extent that any such Permitted Subordinated Debt is to require any cash interest payments prior to the date that is six months after the Final Maturity Date, (A) at least 10 Business Days prior to the incurrence of any such Permitted Subordinated Debt, the Borrower shall deliver to the Administrative Agent (x) a certificate of the Borrower's chief financial officer certifying that (and showing calculations in reasonable detail) immediately prior to, and after giving effect to, such incurrence all the covenants contained in Sections 9.11 through 9.17, inclusive, shall be complied with on a PRO FORMA basis (as if such incurrence had occurred on the first day of the six month period then last ended), and (y) financial projections prepared in good faith by the Borrower's chief financial officer demonstrating in reasonable detail that the Borrower will continue to be in compliance (after giving effect to such issuance) with all the covenants contained in Sections 9.11 through 9.17, inclusive, through the Final Maturity Date, and (B) (x) to the extent that the respective issuance is to occur during Phase I, the Consolidated Debt to Capitalization Ratio after giving effect to such incurrence shall be less than 0.50 and (y) to the extent that the respective incurrence is to occur during Phase II, the Consolidated Debt to Capitalization Ratio after giving effect to such incurrence shall be less than 0.65, and
         (iii) (A) such Permitted Subordinated Debt is unsecured and unguaranteed, (B) such Permitted Subordinated Debt does not have any maturities, scheduled repayments, sinking fund requirements, amortizations or similar payments prior to the one year anniversary of the Final Maturity Date, (C) such Permitted Subordinated Debt does not contain any financial maintenance covenants (whether structured as a covenant or an event of default) or capital expenditure limitations,
         (D) the other covenants contained in such Permitted Subordinated Debt are no more restrictive on the Borrower and its Subsidiaries than those contained in this Agreement and (E) all of the events of default, remedies and subordination provisions contained therein shall be reasonably satisfactory to the Agents; and

                  (k) additional unsecured Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $5,000,000 at any time.

                  9.05 CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except that during any period of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of all such

Consolidated Capital Expenditures does not exceed in any period set forth below the amount set forth opposite such period below:



                  PERIOD                                    AMOUNT
                  ------                                    ------
                  Fiscal year ending:
                  December 31, 2000                      $102,000,000
                  December 31, 2001                       $68,000,000
                  December 31, 2002                       $91,000,000
                  December 31, 2003                       $26,000,000
                  December 31, 2004                       $26,000,000
                  December 31, 2005                       $26,000,000
                  December 31, 2006                       $33,000,000
                  December 31, 2007                       $50,000,000


                  (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year pursuant to Section 9.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 9.05(a) shall be increased by such unutilized amount.

                  9.06 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

                  (a) the Borrower or any Subsidiary of the Borrower may invest in cash and Cash Equivalents;

                  (b) the Borrower and any Subsidiary of the Borrower may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

                  (c) loans and advances to officers, directors and employees of the Borrower and its Subsidiaries in the ordinary course of business
         (x) for relocation purposes and/or the purchase from the Borrower of the capital stock (or options or warrants relating thereto) of the Borrower and (y) otherwise in an aggregate principal amount not to exceed $1,000,000 at any time outstanding shall be permitted;

                  (d) the Borrower and each Subsidiary of the Borrower may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (e) Interest Rate Agreements entered into with respect to Indebtedness under this Agreement and other Indebtedness permitted under Section 9.04, PROVIDED that management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that entering into such Interest Rate Agreements are BONA FIDE hedging activities and are not for speculative purposes.

                  (f) advances, loans and investments in existence on the Restatement Effective Date and listed on Annex VIII, without giving effect to any additions thereto or replacements thereof, shall be permitted;

                  (g) the Borrower and each Subsidiary may make capital contributions to any of their Subsidiaries to the extent such Subsidiary is a Subsidiary Guarantor;

                  (h) Subsidiaries may be established or created in accordance with the provisions of Section 9.07;

                  (i)  Permitted Acquisitions shall be permitted;

                  (j) loans and investments not otherwise permitted by the foregoing clauses (a) through (i), provided that the aggregate amount of the loans and investments made pursuant to this clause (j) shall not exceed $2,000,000; and

                  (k) the Borrower and its Subsidiaries may acquire and hold investments consisting of non-cash consideration received from sales of assets effected in accordance with the requirements of Section 9.02(f).

                  9.07 LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any direct Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to (i) establish, create and, pursuant to a Permitted Acquisition, acquire Wholly-Owned Subsidiaries and (ii) acquire 90%-Owned Subsidiaries pursuant to a Permitted Acquisition, so long as in the case of clauses (i) and (ii) above, as the case may be, (A) 100% of the capital stock of such new Wholly-Owned Subsidiary or at least 90% of the capital stock of such new 90%-Owned Subsidiary is pledged pursuant to the Amended and Restated Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (B) such new Wholly-Owned Subsidiary or 90%-Owned Subsidiary executes a counterpart of the Amended and Restated Subsidiary Guaranty, the Amended and Restated Pledge Agreement and the Amended and Restated Security Agreement, in each case on the same basis (and to the same extent) as such Wholly-Owned Subsidiary or 90%-Owned Subsidiary would have executed such Credit Documents if it were a Credit Party on the Restatement Effective Date.

                  9.08 MODIFICATIONS. The Borrower will not, and will not permit any of its Subsidiaries to:

                  (a) make (or give any notice in respect thereof) any voluntary or optional payment, prepayment, redemption, acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Permitted Acquired Debt, any Permitted Subordinated Debt or any Permitted Refinancing Indebtedness, provided that the respective obligor may refinance any of the foregoing Indebtedness with the proceeds of Permitted Refinancing Indebtedness so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto; (d) each of the Borrower and any Subsidiary of the Borrower may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by
         Section 9.04(c));


                  (b) amend or modify (or permit the amendment or modification of) in any manner adverse to the interests of the Lenders, any provisions of any Permitted Acquired Debt, any Permitted Subordinated Debt or any Permitted Refinancing Indebtedness;

                  (c) amend, modify or change in any manner, taken as a whole, adverse to the interests of the Lenders the Company Documents of any Credit Party, or enter into any new agreement in any manner materially adverse to the interests of the Lenders with respect to the capital stock of the Borrower; or

                  (d) amend, modify or change in any manner materially adverse to the interests of the Lenders, the Amended and Restated Tax Sharing Agreement.

                  9.09 DIVIDENDS, ETC. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of the Borrower or any other Subsidiary of the Borrower, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

                 (i) any Subsidiary of the Borrower may pay dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to another Subsidiary of the Borrower;

                  (ii) any 90%-Owned Subsidiary of the Borrower may pay cash Dividends to the holders of its capital stock, so long as the Borrower or its respective Subsidiary which owns the capital stock in the 90% Owned-Subsidiary paying such Dividends receives at least its pro rata share thereof;

               (iii) during Phase II, so long as (a) no Default or Event of Default then exists or would result therefrom, (b) the Leverage Ratio on the date of payment thereof (calculated on a PRO FORMA basis after giving effect to the incurrence of any Credit Event on such date) is less than 3.50:1.00 and (c) the Borrower has theretofore made all payments required to be made pursuant to Section 5.02(g), the Borrower may pay Dividends in any fiscal year (but only after the respective Excess Cash Payment Date for such fiscal year) in an amount not to exceed 50% of the Borrower's Excess Cash Flow for the relevant Excess Cash Payment Period; and

                (iv) the Borrower may redeem or repurchase its stock (or options, warrants and/or appreciation rights in respect thereof) from shareholders, officers, employees, consultants and directors (or their estates) of the Borrower or any of its Subsidiaries upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any shareholder agreement, stock option plan or any employee stock ownership plan, provided that
         (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares, options, warrants and rights so redeemed or repurchased in any fiscal year does not exceed $1,000,000.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower , (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower or (B) the ability of any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (v) Liens permitted under Sections 9.03(d), (m) and/or (n) and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens; and (vi) any agreement or instrument governing Permitted Acquired Debt, to the extent such restriction or encumbrance (x) is not applicable to any Person or the properties or assets of any Person (other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition) and (y) was not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition.

                  9.10 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions after the Restatement Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) transactions solely among Credit Parties and their 90%-Owned Subsidiaries or Wholly-Owned Subsidiaries,
(ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, (iii) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries, (iv) management fees and expenses paid to Parent or any of its Subsidiaries during any fiscal year pursuant to the Management Services Agreement, (v) arrangements with directors, officers and employees not otherwise prohibited by this Agreement, (vi) the Amended and Restated Tax Sharing Agreement, (vii) the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, (viii) payment of customary legal fees and expenses to Paul, Hastings, Janofsky & Walker LLP and (ix) the transactions set forth on Annex IX.

                  9.11 MINIMUM CONSOLIDATED REVENUE. During Phase I, the Borrower will not permit Consolidated Revenue for any six-month period ending on the date set forth below to be less than the amount set forth opposite such six-month period below:


       SIX-MONTH PERIOD ENDING ON                    AMOUNT
       --------------------------                    ------
           September 30, 2000                         $25,000,000
           December 31, 2000                          $32,000,000
           March 31, 2001                             $42,000,000
           June 30, 2001                              $55,000,000
           September 30, 2001                         $69,000,000
           December 31, 2001                          $84,000,000
           March 31, 2002                             $100,000,000
           June 30, 2002                             $115,000,000
           September 30, 2002                        $131,000,000
           December 31, 2002                         $148,000,000
           March 31, 2003                            $165,500,000
           June 30, 2003                             $180,000,000

                  9.12 MINIMUM CONSOLIDATED EBITDA. During Phase I and the first two quarters of Phase II, the Borrower will not permit Consolidated EBITDA for any six-month period ending on the date set forth below to be less than the amount set forth opposite such six-month period below:

           September 30, 2000                         $(48,000,000)
           December 31, 2000                          $(65,000,000)
           March 31, 2001                             $(74,000,000)
           June 30, 2001                              $(75,000,000)
           September 30, 2001                         $(71,000,000)
           December 31, 2001                          $(61,000,000)
           March 31, 2002                             $(47,000,000)
           June 30, 2002                              $(31,000,000)
           September 30, 2002                         $(16,000,000)
           December 31, 2002                          $(1,000,000)
           March 31, 2003                             $12,000,000
           June 30, 2003                              $22,000,000
           September 30, 2003                         $29,500,000


                  9.13 CONSOLIDATED SENIOR DEBT TO CAPITALIZATION RATIO. The Borrower will not permit the Consolidated Senior Debt to Capitalization Ratio to exceed 0.50.

                  9.14 CONSOLIDATED DEBT TO CAPITALIZATION RATIO. The Borrower will not permit the Consolidated Debt to Capitalization Ratio to exceed 0.65.

                  9.15 INTEREST COVERAGE RATIO. During Phase II, for any fiscal quarter ending on any date set forth below, the Borrower will not permit the ratio of (i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Interest Expense to be less than the ratio set forth opposite such date below:

                     FISCAL QUARTER ENDING                         RATIO
                     ---------------------                         -----
      The last day of each fiscal quarter during the period         1.00 to 1
      from the commencement of Phase II to and including
      March 31, 2003
      June 30 2003                                                  1.25 to 1
      September 30, 2003                                            1.50 to 1
      December 31, 2003                                             2.00 to 1
      March 31, 2004                                                2.00 to 1
      June 30, 2004                                                 2.25 to 1
      September 30, 2004 and thereafter                             2.50 to 1




                  9.16 LEVERAGE RATIO. During Phase II, the Borrower will not permit the Leverage Ratio determined as at the end of the last day of any fiscal quarter ending on any date set forth below to be more than the ratio set forth opposite such date below:

                     FISCAL QUARTER ENDING                            RATIO
                     ---------------------                            -----
   The last day of each fiscal quarter during the period             10.00 to 1
   from the commencement of Phase II  to and including
   March 31, 2003
   to June 30, 2003                                                  6.75 to 1
   September 30, 2003                                                5.25 to 1
   December 31, 2003                                                 4.25 to 1
   March 31, 2004                                                    3.75 to 1
   June 30, 2004                                                     3.75 to 1
   September 30, 2004 and thereafter                                 3.50 to 1

                  9.17 FIXED CHARGE RATIO. During Phase II, for any fiscal quarter ending on any date set forth below, the Borrower will not permit the ratio of (i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Fixed Charges to be less than the ratio set forth opposite such date below:

                      FISCAL QUARTER ENDING                           RATIO
                     ---------------------                            -----
   The last day of each fiscal quarter from and after               1.00 to 1
     the commencement of Phase II


                  9.18 LIMITATION ON ISSUANCE OF SUBSIDIARY STOCK. The Borrower will not permit any of its Subsidiaries, directly or indirectly, to issue any shares of such Subsidiary's capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) for replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock of such Subsidiary, (iii) for issuances to the Borrower or any of its Subsidiaries in connection with the creation of new Subsidiaries permitted under Section 9.07 and (iv) to qualify directors to the extent required by applicable law.

                  9.19 LIMITATION ON ASSETS OF THE UNRESTRICTED SUBSIDIARY. The Borrower will not permit the Unrestricted Subsidiary to own any asset other than the Borrower's membership interest at any time in Northeast Competitive Access Providers, LLC.

                  SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any of the Loans or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on any of the Loans, Unpaid Drawings or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.09 or Section 9 (other than Sections 9.11 and 9.12), (b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.11 or 9.12, and such default shall continue for a period of 30 or more Business Days, or (c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02, 10.09 or clause (a) or (b) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

                  10.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and
(b) above exceeds $3,000,000 in the aggregate at any one time or (c) Parent shall (i) default in any payment of interest or principal beyond the period of grace, if any, applicable thereto under the Parent Credit Agreement or (ii) the Indebtedness of Parent under the Parent Credit Agreement shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof.

                  10.05 BANKRUPTCY, ETC. The Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

                  10.07 SECURITY DOCUMENTS. (a) Except in each case to the extent resulting from the negligent or willful failure of the Collateral Agent to continue to hold Pledged Securities under the Amended and Restated Pledge Agreement, any of the Security Documents shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue for 30 or more days after written notice to the respective Credit Party by the Administrative Agent; or

                  10.08 AMENDED AND RESTATED SUBSIDIARY GUARANTY. Any Amended and Restated Subsidiary Guaranty or any material provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under any Amended and Restated Subsidiary Guaranty; or

                  10.09 AMENDED AND RESTATED PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT. The Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement or any material provision thereof shall cease to be in full force and effect or Parent shall deny or disaffirm its obligations thereunder or default in the performance of its agreements and conditions thereunder; or

                  10.10 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $3,000,000 in the aggregate at any time outstanding for all such judgments and decrees for the Borrower and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  10.11  CHANGE OF CONTROL.  A Change of Control shall occur; or

                  10.12 POSITIVE EBITDA. Without limiting the provisions of
Section 9.12 and only so long as Phase II shall not have theretofore occurred, the Borrower shall fail to have positive Consolidated EBITDA for either its fiscal quarter ending March 31, 2003 or June 30, 2003; or

                  10.13 AMENDMENT TO THE PARENT CREDIT AGREEMENT. The Parent Credit Agreement shall be amended or modified in any manner which imposes additional restrictions or conditions on the ability of Parent to make cash contributions to the Borrower in addition to those that exist as of the Restatement Effective Date;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Subsidiary Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the

Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any and all of the Liens and security interests created pursuant the Credit Documents (including with respect to any cash collateral held pursuant to this Agreement); provided that during Phase I only and (A) within three Business Days after the date of any Event of Default that occurs due to noncompliance with Section 9.05, Parent may cure such an Event of Default by making a cash contribution to the Borrower in an amount equal to the greater of (I) the amount equal to the margin of such noncompliance and (II) that amount necessary to reduce the Borrower's Consolidated Senior Debt to Capitalization Ratio to no greater than .50 and (B) within three Business Days after the date of any Event of Default that occurs due to noncompliance with Section 9.12, Parent may cure such an Event of Default by making a cash contribution in an amount equal to the margin of such noncompliance (the "EBITDA Cure"), provided that the EBITDA Cure may only be used (I) two times during the term of this Agreement if the Borrower's Consolidated Debt to Capitalization Ratio (at all times measured at the end of the most recently reported fiscal quarter of the Borrower) is less than .40 at the time of such Event of Default and not in two consecutive fiscal quarters and (II) only one time during the term of this Agreement if at the time of such Event of Default the Borrower's Consolidated Debt to Capitalization Ratio is greater than or equal to .40 but less than or equal to .50, except that if the Borrower has already exercised the EBITDA Cure once in accordance with clause B (I) above, the Borrower may exercise the EBITDA Cure once more pursuant to this clause B (II) (but only if such EBITDA Cure is not exercised in two consecutive fiscal quarters). Notwithstanding anything contained in clause (B) above, Parent may not make an EBITDA Cure at any time if the Borrower's Consolidated Debt to Capitalization Ratio is greater than .50 at the time of an Event of Default due to noncompliance with Section 9.12; provided further that to the extent that Parent makes a Parent Investment as defined in and pursuant to the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, the Default or Event of Default that gave rise to the right of Parent to make a Parent Investment shall automatically be deemed cured; except that (x) after two Parent Investments have been made (which can be made regardless of the percentage that the margin of noncompliance exceeds a Specified Event of Default as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement) Parent may not make Parent Investments as described in the above proviso to cure such Specified Events of Default in which the margin of noncompliance therewith exceeds 15% and (y) Parent may not make Parent Investments to cure Specified Events of Default as described in the above proviso in two consecutive reporting periods of the Borrower until after such time that two Parent Investments have been made.

                  SECTION 11.  THE ADMINISTRATIVE AGENT.

                  11.01 APPOINTMENT. The Lenders hereby designate First Union as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include First Union in its capacity as Collateral Agent pursuant to the Security Documents and as representative on behalf of the Lenders) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Loan shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  11.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Loan; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  11.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Loan, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Loan with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Loan for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  11.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the

Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Loan shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  11.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may include counsel to the Borrower).

                  11.06 INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Defaulting Lender (to the extent so able) and the Non-Defaulting Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective Loans and Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.

                  11.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Loans" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  11.08 HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company acceptable to the Borrower (such consent not to be unreasonably withheld).

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  11.10 BANK OF AMERICA. The provisions of Section 11 of the Existing Credit Agreement shall inure to the benefit of Bank of America in its capacity as administrative agent under the Existing Credit Agreement with respect to any actions taken or omitted to be taken by it while it was acting as administrative agent under the Existing Credit Agreement. In addition, Bank of America, in its capacity as Syndication Agent under this Agreement, shall have all the benefits and immunities provided to the Administrative Agent in this
Section 11 with respect to any acts taken or omissions suffered by the Syndication Agent which are permitted to be taken by it, or omitted to be taken by it, as provided for in this Agreement, in each case as fully as if the term "Administrative Agent" included the Syndication Agent with respect to such acts or omissions.

                  SECTION 12.  MISCELLANEOUS.

                  12.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of each Agent and each of the Lenders in connection with the enforcement following an Event of Default of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Agents and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as an Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, any Lender, any Credit Party or any third Person or otherwise (except to the extent between or among any Lenders in their capacity as such)) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or ground water or on the surface or subsurface of any property owned or operated at any time by Borrower or any of its Subsidiaries or the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, or the noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or any Environmental Claim in connection with the Borrower or any of its Subsidiaries or business or operations or any property owned or operated at any time by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other indemnitee who is such Person or an affiliate of such Person). Notwithstanding the foregoing, in no event shall the Borrower be obligated under this Section 12.01 to indemnify any Lender (i) for a loss in value of Parent Preferred Stock taken by such Lender pursuant to the Parent Conversion Option and (ii) for such Lender's failure to comply with Regulation Y.

                  12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered, if to the Borrower at the address specified opposite its signature below, if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received.

                  12.04 BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPANTS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Loans to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.10 and 5.04 to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan in which such participant is participating (it being understood that any waiver of any prepayment of, or the method of any application of any prepayment to, the Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in the Total Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or Subsidiary Guarantors or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                  (b) Notwithstanding the foregoing, with the consent of the Administrative Agent and, if no Default under Section 10.01, 10.05 or 10.03(b) or Event of Default exists, the Borrower (each of which consents shall not be unreasonably withheld, provided that no such consent shall be required in connection with an assignment pursuant to clause (x) below), (x) any Lender may assign all or a portion of its Commitments (and related obligations) and related rights and Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) one or more Lenders and/or Affiliates of such Lender which are Eligible Transferees or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, and (y) any Lender may assign all or a portion of its Commitments (and related obligations) and related rights and Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall, to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder or an Affiliate thereof, be in an aggregate amount less than $5,000,000 unless the entire Commitments and Loans of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, (ii) Annex I shall be deemed to be amended to reflect the Commitments and/or outstanding Loans of the respective assignee (which shall result in a direct reduction to the Commitment of the respective Tranche or Tranches of the assigning Lender) and of the other Lenders, and (iii) upon surrender of any related old Notes the Borrower will, at its own expense, issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 2.05, PROVIDED FURTHER that such transfer or assignment will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04 Certificate) described in Section 5.04(b). To the extent that an assignment pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 2.10 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent and the Borrower (each of which consents shall not be unreasonably withheld), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

                  (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of its Subsidiaries to (i) file a registration statement with the SEC, (ii) qualify the Loans under the "Blue Sky" laws of any State or (iii) integrate such transfer or assignment with a separate securities offering of securities of the Borrower or any of its Subsidiaries.

                  (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

                  12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                  12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this

Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Sections 9.11 through 9.17, inclusive, including definitions used therein, and all computations of Excess Cash Flow, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.10 and (y) that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (365-366 days in the case of interest on Base Rate Loans).

                  12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                  12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) the Borrower and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 6.01 shall have been satisfied in accordance with the terms thereof. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

                  12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 AMENDMENT OR WAIVER. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the final scheduled maturity date of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase any Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this
Section 12.12 (except to give effect to additional facilities hereunder), (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (v) release all or substantially all of the Collateral (except as set forth in the Credit Documents) or (vi) release all or substantially all of the Subsidiary Guarantor; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall, (w) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of such Agent or (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay the outstanding Loans of such Lender in accordance with Sections 4.02(c) and/or 5.01(b), PROVIDED that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Lender, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) not to increase its Commitments.

                  12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 2.10, 2.11, 5.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                  12.14 DOMICILE OF REVOLVING LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 2.10 or 5.04 resulting from any such transfer (other than a transfer pursuant to Section 2.12) to the extent not otherwise applicable to such Lender prior to such transfer.

                  12.15 CONFIDENTIALITY. Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to any Credit Document and which is designated by the Borrower or the Borrower to the Lenders in writing as confidential; provided, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee that is an Eligible

Transferee that is acceptable to the Borrower in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender to the extent that such prospective transferee is notified of the confidentiality requirements relating thereto. No Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this Section 12.15 shall not relieve the Credit Parties of any of their obligations to such Lender under this Agreement and the other Credit Documents.

                  12.16 LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Lender Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each of the Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of such Commitments and the rights to the principal of, and interest on, such Loans made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section
12.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct).

                  12.17 AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT. On and as of the occurrence of the Restatement Effective Date in accordance with
Section 12.10, the Existing Credit Agreement shall be deemed to be amended and restated in its entirety, and superseded by this Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                                FAIRPOINT COMMUNICATIONS
                                        SOLUTIONS CORP.
FairPoint Communications Solutions
Corp.
c/o Fairpoint Communications, Inc.
521 E. Morehead Street                  By /s/ TIMOTHY W. HENRY
Suite 250                                 ---------------------------
Charlotte, NC 28210                       Title: Vice President of
Attention: Vice President of                     Finance and Treasurer
Finance/Treasurer

                                        FIRST UNION NATIONAL BANK,
                                         Individually and as
                                         Administrative Agent




                                        By: /s/ KATHERINE A. HARKNESS
                                           -----------------------------
                                            Name:   Katherine A. Harkness
                                            Title:  Vice President



                                        BANK OF AMERICA, N.A., Individually and
                                         as Syndication Agent



                                        By: /s/ ROSELYN DRAKE
                                           ---------------------------
                                            Name:  Roselyn Drake
                                            Title: Managing Director



                                       BANKERS TRUST COMPANY,  Individually
                                        and as Documentation  Agent



                                       By:  /s/ ANCA TRIFAN
                                          ---------------------------
                                           Name:  Anca Trifan
                                           Title: Director

                                       CIT GROUP/EQUIPMENT FINANCING, INC.



                                       By:  /s/ JOHN P. SINICO
                                          ---------------------------
                                           Name:  John P. Sinico
                                           Title: Vice President



                                       CITICORP USA, INC.



                                       By:  /s/ J. DOUGLAS HARVEY
                                          ---------------------------
                                           Name:   J. Douglas Harvey
                                           Title:  Managing Director



                                       COBANK, ACB



                                       By:  /s/ TERESA L. FOUNTAIN
                                          ---------------------------
                                           Name:   Teresa L. Fountain
                                           Title:  Assistant Corporate Secretary





                                       DLJ CAPITAL FUNDING, INC.



                                       By:  /s/ EUGENE F. MARTIN
                                          ---------------------------
                                           Name:  Eugene F. Martin
                                           Title: Senior Vice President

                                     ANNEX I

                                   COMMITMENTS



      LENDER                   REVOLVING COMMITMENT          TERM COMMITMENt
      ------                   --------------------          --------------
First Union National Bank         $15,000,000                  $35,000,000
Bank of America, N.A.             $15,000,000                  $35,000,000
Bankers Trust Company             $15,000,000                  $35,000,000
Citicorp USA, Inc.                $12,000,000                  $28,000,000
DLJ Capital Funding, Inc.         $12,000,000                  $28,000,000
CoBank, ACB                        $3,000,000                   $7,000,000
CIT Group/Equipment
 Financing, Inc.                   $3,000,000                   $7,000,000
TOTAL:                            $75,000,000                 $175,000,000

                                    ANNEX II

                                    ADDRESSES



LENDER                                     ADDRESS
------                                     -------
First Union National Bank                  201 South College Street
                                           Charlotte, North Carolina 28288
                                           ATTN:  Brand Hosford
                                           Tel. No.:  (704) 374-6355
                                           Fax No.:  (704) 374-4793

Bank of America, N.A.                      901 Main Street, 64th Floor
                                           Dallas, TX 75202-3748
                                           ATTN:  Pam Kurtzman
                                           Tel. No.:  (214) 209-0997
                                           Fax No.:  (214) 209-9390

Bankers Trust Company                      130 Liberty Street
                                           New York, NY 10006
                                           ATTN: Anca Trifan
                                           Tel No.: (212) 250-7448
                                           Fax No.: (212) 250-7218

Citicorp USA, Inc.                         390 Greenwich Street, First Floor
                                           New York, NY 10013
                                           ATTN:  James P. Garvin
                                           Tel No.: (212) 723-6662
                                           Fax No.: (212) 723-8547

DLJ Capital Funding, Inc.                  2775 Park Avenue 9th Floor
                                           New York, NY 10172
                                           ATTN:  Don Pollard
                                           Tel No.:  (212) 892-2403
                                           Fax No.:  (212) 892-5286

CoBank, ACB                                900 Circle 75 Parkway Suite 1400
                                           Atlanta, GA 30339
                                           ATTN:  Rick Freeman
                                           Tel No. (770) 618-3221
                                           Fax No. (770) 618-3260

CIT Group/Equipment Financing, Inc.        44 Whippany Road
                                           Morristown, NJ 07962

                                           ATTN:  Bill Evenson
                                           Tel No.: (973) 401-6727
                                           Fax No.: (973) 401-6785



                                      -98-